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UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934

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Filed by a Party other than the Registrant ☐
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☒	Definitive Proxy Statement
☐	Definitive Additional Materials
☐	Soliciting Material Pursuant to §240.14a-12
iVOW, Inc.
(Name of Registrant as Specified In Its Charter)
N/A
(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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iVOW, Inc.
2101 Faraday Avenue
Carlsbad, CA 92008

June 27, 2005

To the Stockholders of
iVOW, Inc.

        You are cordially invited to attend the Annual Meeting of the Stockholders of iVOW, Inc. (the "Company") to be held on Tuesday, July 19, 2005 at 10:00 a.m., Pacific Daylight Time, at the Company's headquarters located at 2101 Faraday Avenue, Carlsbad, California 92008.

        Details of the business to be conducted at the Annual Meeting are given in the attached Notice of Annual Meeting and Proxy Statement.

        Whether or not you plan to attend the Annual Meeting, please vote as soon as possible by completing and returning the enclosed proxy. If you decide to attend in person the Annual Meeting and wish to change your proxy vote, you may do so automatically by voting in person at the Annual Meeting.

        Thank you for your ongoing support of and continued interest in iVow, Inc.

Sincerely,
/s/ MICHAEL H. OWENS
Michael H. Owens, M.D. President and Chief Executive Officer

YOUR VOTE IS IMPORTANT

        In order to assure your representation at the Annual Meeting, you are requested to complete, sign and date the enclosed proxy as promptly as possible and return it in the enclosed envelope (to which no postage need be affixed if mailed in the United States).

iVOW, Inc.
2101 Faraday Avenue
Carlsbad, California 92008

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
TO BE HELD JULY 19, 2005

To the Stockholders of

iVOW, Inc.

        NOTICE IS HEREBY GIVEN that the Annual Meeting of Stockholders of iVOW, Inc. (the "Company") will be held at the Company's headquarters located at 2101 Faraday Avenue, Carlsbad, California 92008 on Tuesday, July 19, 2005 at 10:00 a.m., Pacific Daylight Time (the "Annual Meeting"), for the following purposes, as more fully described in the Proxy Statement accompanying this Notice:

  1.
  To elect two Class I directors for a term of three years or until their successors are duly elected and qualified. The Board of Directors has nominated the following persons for election at the Annual Meeting: Scott R. Pancoast and C. Fred Toney.

  2.
  To approve the issuance of the Company's securities representing more than 20% of the outstanding voting power of the Company, at a discount to the market price, in connection with a private placement financing.

  3.
  To approve a proposal to amend the Company's 1997 Stock Option/Stock Issuance Plan (the "Plan") to (a) increase the number of shares of the Company's common stock available for issuance under the Plan from 2,592,500 to 4,000,000 shares, (b) extend the term of the Plan to December 31, 2015, and (c) provide for an automatic annual increase in the number of shares of the Company's common stock available for issuance under the Plan equal to the least of (i) 2% of the number of the Company's shares of common stock issued and outstanding on the preceding December 31, (ii) 1,500,000 shares and (iii) a number of shares set by the Company's board of directors.

  4.
  To approve a proposal to amend the Company's 1997 Employee Stock Purchase Plan (the "Purchase Plan") to (a) increase the number of shares of the Company's common stock available for issuance under the Purchase Plan from 150,000 to 300,000 shares and (b) extend the term of the Purchase Plan to December 31, 2015.

  5.
  To consider and vote upon a proposal to amend the Company's Second Restated Certificate of Incorporation to increase the number of authorized shares of the Company's common stock from 35,000,000 shares to 70,000,000 shares.

  6.
  To approve a proposal to give the Board of Directors the authority, at its discretion, to effect a reverse split of the Company's common stock by filing a Certificate of Amendment to the Company's Second Restated Certificate of Incorporation.

  7.
  To ratify the appointment of J. H. Cohn LLP as the Company's independent auditors for the fiscal year ending December 31, 2005.

  8.
  To transact such other business as may properly come before the meeting or any adjournment thereof.

        Our Board of Directors has approved, and recommends that you vote in favor of, each of the proposals described above.

        Only stockholders of record at the close of business on May 23, 2005 are entitled to notice of and to vote at the Annual Meeting. The transfer books will remain open between the record date and the date of the Annual Meeting. A list of stockholders entitled to vote at the Annual Meeting will be available for inspection at the executive offices of the Company.

        All stockholders are cordially invited to attend the Annual Meeting in person. Whether or not you plan to attend, please sign and return the enclosed proxy as promptly as possible in the envelope enclosed for your convenience. Should you receive more than one proxy because your shares are registered in different names and addresses, each proxy should be signed and returned to assure that all your shares will be voted. You may revoke your proxy at any time prior to the Annual Meeting. If you attend the Annual Meeting and vote by ballot, your proxy will be revoked automatically and only your vote at the Annual Meeting will be counted. The prompt return of your proxy will assist us in preparing for the Annual Meeting.

By Order of the Board of Directors
/s/ HOWARD SAMPSON
Howard Sampson Vice President of Finance, Chief Financial Officer and Secretary

Carlsbad, California
June 27, 2005

YOUR VOTE IS VERY IMPORTANT, REGARDLESS OF THE NUMBER OF SHARES YOU OWN. PLEASE READ THE ATTACHED PROXY STATEMENT CAREFULLY, COMPLETE, SIGN AND DATE THE ENCLOSED PROXY CARD AS PROMPTLY AS POSSIBLE AND RETURN IT IN THE ENCLOSED ENVELOPE.

iVOW, Inc.
2101 Faraday Avenue
Carlsbad, California 92008
(760) 603-9120

PROXY STATEMENT

For the Annual Meeting of Stockholders
To Be Held
July 19, 2005

        The enclosed proxy is solicited on behalf of the Board of Directors of iVOW, Inc., a Delaware corporation, for use at the Annual Meeting of Stockholders to be held on July 19, 2005. The Board of Directors asks that you appoint its representatives as proxies to vote your shares at the Annual Meeting. The Annual Meeting will be held at 10:00 a.m., Pacific Daylight Time, at the Company's headquarters located at 2101 Faraday Avenue, Carlsbad, California 92008. Stockholders of record on May 23, 2005 will be entitled to notice of and to vote at the Annual Meeting. Stockholders who hold shares of the Company in "street name" may vote at the Annual Meeting only if they hold a valid proxy from their broker. These proxy solicitation materials were first mailed to stockholders on or about June 28, 2005.

PURPOSE OF THE MEETING

        The specific proposals to be considered and acted upon at the Annual Meeting are summarized in the accompanying Notice of Annual Meeting of Stockholders. Each proposal is described in more detail in this Proxy Statement.

VOTING RIGHTS AND SOLICITATION

Who is entitled to vote?

        Only stockholders of record at the close of business on the record date, May 23, 2005, are entitled to vote at the Annual Meeting or any postponement or adjournment of the meeting. On May 23, 2005, 11,062,346 shares of the Company's common stock were issued and outstanding, and 826,447 shares of the Company's Series A Convertible Preferred Stock were issued and outstanding. Each stockholder is entitled to one vote for each share of common stock and each share of Series A Convertible Preferred Stock held by such stockholder on May 23, 2005.

        The holders of Series A Convertible Preferred Stock have a right to vote together with the holders of common stock on any matter upon which the holders of common stock have the right to vote. In addition, the Amended Certificate of Designations of Series A Convertible Preferred Stock requires the approval of the holders of at least two-thirds of the outstanding Series A Convertible Preferred Stock, voting as a separate class, for certain corporate actions. The Amended Certificate of Designations also provides the holders of Series A Convertible Preferred Stock with the right to elect the greater of two directors of the Company or twenty-five percent (25%) of the total number of directors of the Company.

What are the Board of Directors' recommendations on the proposals?

        Unless you give other instructions on your proxy card, the persons named as proxy holders on the proxy card will vote in accordance with the recommendations of the Board of Directors. The Board's recommendation is set forth together with the description of each item in this Proxy Statement. In summary, the Board recommends a vote FOR each of the proposals described in this Proxy Statement. With respect to any other matter that properly comes before the Annual Meeting, the proxy holders will vote as recommended by the Board of Directors or, if no recommendation is given, according to their own best judgment. As of the date this proxy statement, we did not know of any other matters that are to be presented at the Annual Meeting.

How do I vote my shares at the Annual Meeting?

        Sign and date each proxy card you receive and return it in the postage-prepaid envelope enclosed with your proxy materials. If you are a registered stockholder and attend the Annual Meeting, then you may deliver your completed proxy card in person or you may vote in person at the Annual Meeting.

        If your shares are held in "street name" by your broker or bank, you will receive a form from your broker or bank seeking instructions as to how your shares should be voted. If you do not instruct your broker or bank how to vote, your broker or bank will vote your shares if it has discretionary power to vote on a particular matter.

Can I change my vote after I return my proxy card?

        Yes, you may revoke or change your proxy at any time before the Annual Meeting by filing with Howard Sampson, our Vice President of Finance and Chief Financial Officer, at 2101 Faraday Avenue, Carlsbad, California 92008, a notice of revocation or another signed proxy with a later date. You may also revoke your proxy by attending the Annual Meeting and voting in person.

What does it mean if I get more than one proxy card?

        If your shares are registered differently and are in more than one account, you will receive more than one proxy card. Sign and return all proxy cards to ensure that all of your shares are voted.

What is a quorum?

        The presence at the Annual Meeting in person or by proxy of the holders of a majority of the shares of stock entitled to vote at the Annual Meeting will constitute a quorum for the transaction of business. Proxies marked as abstaining on any matter to be acted upon by stockholders and "broker non-votes" will be treated as present for purposes of determining a quorum. A broker non-vote occurs when you fail to provide voting instructions for shares you hold in street name. Under those circumstances, your broker may be authorized to vote for you on some routine items but is prohibited from voting on other items. Those items for which your broker cannot vote result in broker non-votes.

What is required to approve each proposal?

        The nominees for director who receive a plurality of the affirmative votes of common stock and Series A Convertible Preferred Stock, voting together as a single class, cast at the Annual Meeting will become the Class I directors (See Proposal 1).

        The affirmative vote of the holders of a majority of the shares of common stock and Series A Convertible Preferred Stock, voting together as a single class, present in person or represented by proxy and entitled to vote at the Annual Meeting is required to ratify the appointment of J. H. Cohn LLP as the Company's independent auditors for the fiscal year ending December 31, 2005 (See Proposal 7).

        The affirmative vote of (i) the holders of a majority of the shares of common stock and Series A Convertible Preferred Stock, voting together as a single class, present in person or represented by proxy and entitled to vote at the Annual Meeting and (ii) the holders of at least two-thirds of the outstanding shares of Series A Convertible Preferred Stock, voting as a separate class, is required to: (A) approve the issuance of the Company's securities representing more than 20% of the outstanding voting power of the Company, at a discount to the market price, in connection with a private placement financing (see Proposal 2); (B) approve an amendment to the Company's 1997 Stock Option/Stock Issuance Plan to increase the number of shares of the Company's common stock available for issuance under the plan from 2,592,500 to 4,000,000 shares (See Proposal 3); and (C) approve an amendment to the Company's 1997 Employee Stock Purchase Plan to increase the number of shares of the Company's common stock available for issuance under the plan from 150,000 to 300,000 shares (See Proposal 4).

        The affirmative vote of (i) the holders of a majority of the Company's outstanding shares of common stock and Series A Convertible Preferred Stock, voting together as a single class, entitled to vote at the Annual Meeting and (ii) the holders of at least two-thirds of the outstanding shares of Series A Convertible Preferred Stock, voting as a separate class, is required to: (A) approve an amendment to the Company's Certificate of Incorporation to increase the number of authorized shares of the Company's common stock from 35,000,000 shares to 70,000,000 shares (See Proposal 5); and (B) approve a proposal to give the Board of Directors the authority, at its discretion, to effect a reverse split of the Company's common stock by filing a Certificate of Amendment to the Company's Certificate of Incorporation (See Proposal 6).

What happens if I abstain?

        Proxies marked "abstain" will be counted as shares present for the purpose of determining the presence of a quorum, but for purposes of determining the outcome of a proposal shares represented by these proxies will not be treated as affirmative votes. For proposals requiring an affirmative vote of a majority of the shares present, an abstention is equivalent to a "no" vote.

How will broker non-votes be treated?

        If a broker indicates on its proxy that it does not have discretionary authority to vote on a particular matter, the affected shares will be counted as shares present for the purpose of determining the presence of a quorum. Broker non-votes will not be counted for purposes of determining whether a proposal has been approved.

How will the Company solicit proxies?

        The Company has contracted with The Altman Group, Inc. ("Altman") to solicit proxies from the holders of the Company's common stock on the Board of Directors' behalf. The cost of soliciting proxies will be paid by the Company and may include reimbursement paid to brokerage firms and others for their expense in forwarding solicitation material. Solicitation will be made primarily through the use of the mail but regular employees of the company may, without additional remuneration, solicit proxies personally by telephone or telegram.

        The anticipated cost of the proxy distribution by Altman is approximately $5,000. Altman will mail a search notice to banks, brokers, nominees and street-name accounts to develop a listing of stockholders, distribute proxy material to brokers and banks for subsequent distribution to beneficial holders of stock, and solicit proxy responses from holders of the Company's common stock.

        The Company will not use Altman, or pay any commissions or other remuneration, directly or indirectly, to any of its officers or other employees for soliciting votes from the holders of the Company's Series A Convertible Preferred Stock.

PROXIES

        The Board of Directors has selected Michael H. Owens, M.D., and Howard Sampson, and each of them, to serve as proxy holders for the Annual Meeting.

PROPOSAL 1

ELECTION OF DIRECTORS

BOARD OF DIRECTORS

        The Company's Second Restated Certificate of Incorporation, as amended (the "Certificate of Incorporation"), provides for a classified Board of Directors consisting of three classes of directors with three-year terms, with each class consisting, as nearly as possible, of one-third of the total number of directors. The Board currently consists of seven persons. The Amended Certificate of Designations of Series A Convertible Preferred Stock provides that the holders of Series A Convertible Preferred Stock, voting as a separate class, shall be entitled to elect the greater of two directors or twenty-five percent of the total number of directors of the Company.

        The name, age and year in which the term expires of each member of the Board of Directors of the Company is set forth below:

Name	Age	Term Expires on the Annual Meeting held in the Year
George B. DeHuff	51	2006
James D. Durham	58	2006
James Hornthal	51	2007
John R. Lyon	59	2007
Michael H. Owens, M.D.	53	2006
Scott R. Pancoast	47	*
C. Fred Toney	39	*

*
This director has been nominated for the re-election at the Annual Meeting. If re-elected, this director's new term will expire at the annual meeting in 2008.

NOMINEES FOR THE TERM ENDING AT THE 2008 ANNUAL MEETING OF STOCKHOLDERS

        Two directors are to be elected at the Annual Meeting for a three-year term ending in 2008. Scott R. Pancoast and C. Fred Toney have been nominated by the Company's Nominating/Corporate Governance Committee for re-election to this class. Unless otherwise instructed, the persons named in the enclosed proxy intend to vote proxies received by them for the re-election of Mr. Pancoast and Mr. Toney. The Company expects that Mr. Pancoast and Mr. Toney will accept such nomination. In the event that either Mr. Pancoast and Mr. Toney is unable or declines to serve as a director at the time of the Annual Meeting, proxies will be voted for a substitute nominee or nominees designated by the present Board of Directors. The term of office of the persons elected as directors will continue until such director's term expires in 2008 or until such director's successor has been elected and qualified.

        SCOTT R. PANCOAST.    Mr. Pancoast has served as a Director of the Company since March 2003. Mr. Pancoast has been the Executive Vice President of Western States Investment Group, a privately owned investment firm with a venture-capital focus, since 1994. He was appointed as the Chief Executive Officer of Lpath Therapeutics, a private biotechnology company of which Western States is a major stockholder, in March 2005. Prior to Western States, he was Senior Vice President and a Director of National Sanitary Supply, where he founded and managed the company's Midwest Division. Mr. Pancoast was also Chief Financial Officer of National Sanitary Supply from 1986, when it went public, until 1988. Mr. Pancoast also serves on the board of directors of eleven private companies and one non-profit organization. Mr. Pancoast holds a B.A. in Economics from the University of Virginia and an MBA from Harvard Business School.

        C. FRED TONEY.    Mr. Toney has served as a Director of the Company since August 2004. Since December 2001, Mr. Toney has served as a managing member of MedCap Management & Research, LLC, the general partner of MedCap Partners L.P. and MedCap Offshore Partners Offshore, Ltd. MedCap Management & Research LLC is an investment advisory firm specializing in healthcare, life sciences and medical technology and devices. From February 2001 to November 2001, Mr. Toney served as President and Chief Executive Officer of HealthCentral.com, Inc., a provider of healthcare e-commerce to consumers, through the sale of its five primary operating divisions, and from July 1999 to February 2001 as Executive Vice President and Chief Financial Officer. Mr. Toney previously served as senior managing partner, director of research and research analyst at Pacific Growth Equities, Inc., an investment banking and institutional brokerage firm. Mr. Toney previously served as research analyst or associate at Volpe, Welty & Company, an investment banking firm; RCM Capital Management, an investment management firm; Donaldson, Lufkin & Jenrette Securities Corporation, an investment banking and institutional brokerage firm; and Phamavite Pharmaceuticals Corporation, a pharmaceutical manufacturing firm. Mr. Toney also serves on the board of directors of Crdentia Corporation, a provider of temporary nurse staffing to hospitals. Mr. Toney received a Bachelor of Arts degree in economics and English from the University of California at Davis.

Involvement in Certain Legal Proceedings

        Mr. Toney served as President and Chief Executive Officer of HealthCentral.com, Inc., a provider of healthcare e-commerce to consumers, from February 2001 to November 2001 and served as Executive Vice President and Chief Financial Officer from July 1999 to February 2001. HealthCentral.com, Inc. filed a petition for Chapter 11 reorganization under the federal bankruptcy code in October 2001.

DIRECTORS WITH TERMS ENDING UPON THE 2006 ANNUAL MEETING OF STOCKHOLDERS

        GEORGE B. DEHUFF.    Mr. DeHuff has served as a Director of the Company since June 2001. Mr. DeHuff was appointed President and Chief Executive Officer of BI Incorporated in May 2001. Prior to BI, Mr. DeHuff was President and Chief Executive Officer of Davita Inc. (formerly Total Renal Care) from 1999. From 1994 to 1999, Mr. DeHuff served in various senior executive capacities with American Medical Response, including President and Chief Executive Officer from 1997. From 1991 to 1994, Mr. DeHuff was President and Chief Executive Officer of LifeFleet, Inc. Mr. DeHuff also serves on the board of directors of a private company. Mr. DeHuff holds an MBA from the University of Michigan-Ann Arbor.

        JAMES D. DURHAM.    Mr. Durham has served as a Director of the Company since August 2004. Mr. Durham has over 35 years experience in the creation and management of technology and service companies, primarily in the healthcare industry. He currently serves as Chairman and Chief Executive Officer of Crdentia Corporation (CRDE), which he founded in 2002 to provide temporary nurse staffing to hospitals. Previously, Mr. Durham founded QuadraMed Corporation, a company that provides a suite of software products and services focused on the financial and clinical needs of hospitals. In 1999, Mr. Durham founded ChartOne Corporation to offer secure web-based storage and retrieval capabilities for medical records, which has grown to have more than 1,000 hospital customers. Mr. Durham is a graduate of the University of Florida, holds an MBA from UCLA and is a Certified Public Accountant licensed in Illinois.

        MICHAEL H. OWENS, M.D.    Dr. Owens began his employment with iVOW as the Chief Medical Officer in September 2003 and has served as President since February 2005, as Chief Executive Officer since April 2005 and as a Director of the Company since September 2003. Dr. Owens is a physician executive with over 20 years of executive healthcare, managed care, physician practice management, marketing and strategic planning experience, as well as 15 years of clinical practice experience. Prior to joining iVOW, Dr. Owens was President of Imhotep Health Systems, Inc., a healthcare and managed care consulting firm specializing in strategic business and clinical resource planning and implementation, from 1996 to 2003. His previous experience includes senior management roles with CIGNA HealthCare, the Watts Health Foundation and the U.S. Public Health Service. His professional certifications and memberships include Fellow, American College of Physician Executives; Diplomat, American College of Physician Executives; Diplomat, American Board of Quality Assurance and Utilization Review; and, Diplomat, American Board of Internal Medicine. He earned his MD degree from Yale University School of Medicine, his MPH in Hospital Administration from Yale University School of Public Health and his AB degree Cum Laude with a major in Chemistry from Bowdoin College, Brunswick, ME. Dr. Owens completed his Hospital Administration Residency at Montefiore Hospital, in Bronx, NY, and his Internal Medicine Residency at the University of Washington in Seattle.

DIRECTORS WITH TERMS ENDING UPON THE 2007 ANNUAL MEETING OF STOCKHOLDERS

        JAMES HORNTHAL.    Mr. Hornthal has served as a Director of the Company since August 2004. Mr. Hornthal is Lester Center Fellow for Entrepreneurship and Innovation at the UC Berkeley Haas School of Business. He is also a Venture Partner at Atrium Capital, a venture capital fund focusing on early stage investments in technology companies in partnership with several Fortune 1000 corporations. In 1985, Mr. Hornthal founded Preview Travel, serving as its Chairman since inception and evolving its strategy to become a leading global internet travel service provider. In 2000, Preview Travel was merged with a division of Sabre Holdings to form Travelocity.com; with Mr. Hornthal serving as Vice Chairman until April 2002. Mr. Hornthal was also a co-founder and Chairman of the Board of HealthCentral Corporation, a leading Internet provider of healthcare information and products to consumers and medical professionals, from 1998 to 2001. Previously, Mr. Hornthal was a General Partner at Oak Grove Ventures and a Consultant for The Boston Consulting Group. Mr. Hornthal also serves on the board of directors of two private companies and two non-profit organizations. Mr. Hornthal is a graduate of Princeton University and holds an MBA from Harvard Business School, where he was a Baker Scholar.

        JOHN R. LYON.    Mr. Lyon is President and Chief Executive Officer of Leptos Biomedical, Inc., an early stage company developing a neurostimulation therapy for obesity. Previously, Mr. Lyon co-founded iVOW in July 1993 and served as President from July 1993 until February 2005, as Chief Executive Officer from December 1996 until March 2005 and as a Director of the Company since July 1995. Prior to co-founding iVOW, Mr. Lyon served with Cooper Companies, as President of the International Division within Cooper's Health Care Group from January 1991 through December 1992, and as President of Cooper Surgical, a manufacturer and distributor of minimally invasive surgical products, from January 1992 through January 1993. Mr. Lyon also serves on the board of directors of two private companies. Mr. Lyon holds a B.A. from the University of Durham, United Kingdom.

INTERESTS OF DIRECTOR NOMINEES

        In March 2003, the Company completed a Series A financing in which it issued 1,000,000 shares of its Series A Convertible Preferred Stock. Mr. Pancoast was elected as a director of the Board in connection with the Series A financing. Mr. Pancoast participated in the Series A financing, and he currently holds 409,342 shares of Series A Preferred Stock. See "Ownership of Securities" and "Certain Relationships and Related Transactions" for additional information regarding Mr. Pancoast's stock holdings and the Series A financing.

        In May 2004, the Company completed a financing in which it issued 5,454,544 units at an exercise price of $0.85 per unit, each unit consisting of one share of common stock and one warrant to purchase one-half share of common stock. Mr. Toney is a Managing Member of MedCap Management & Research LLC, which is the General Partner of MedCap Partners L.P. MedCap Partners L.P. purchased a total of 1,880,542 units in the financing. In addition, in connection with the financing, MedCap

Partners L.P. nominated three of the directors currently serving on our Board of Directors, including Messrs. Durham, Hornthal and Toney. See "Ownership of Securities" and "Certain Relationships and Related Transactions" for additional information regarding the stock holdings of MedCap Partners L.P. and the 2004 Common Stock and Warrant Financing.

        As described in more detail in Proposal 2 below, the Company has solicited offers to purchase up to 8,333,333 units at an exercise price of $0.30 per unit (the "Units"), with each unit consisting of one share of common stock and one warrant to purchase one share of common stock. The Company has received Subscription Agreements from MedCap Partners L.P. and MedCap Master Fund, L.P., under which these funds have agreed to purchase an aggregate of 2,666,666 Units. In addition, in connection with such financing, the holders of the outstanding Series A Convertible Preferred Stock will exchange their shares of Series A Convertible Preferred Stock for Units, shares of common stock and cash, except that Mr. Pancoast will exchange his shares of Series A Convertible Preferred Stock solely for Units and shares of common stock.

VOTE REQUIRED

        Directors are elected by a plurality of the votes of the holders of common stock and Series A Convertible Preferred Stock, voting together as a single class, present in person or represented by Proxy and entitled to vote at the Annual Meeting. You do not have the right to cumulate votes in the election of directors.

RECOMMENDATION OF THE BOARD OF DIRECTORS

        The Board of Directors unanimously recommends a vote FOR Scott R. Pancoast and C. Fred Toney, as the Class I directors.

PROPOSAL 2

AUTHORIZATION AND APPROVAL OF THE ISSUANCE OF COMMON STOCK
REPRESENTING MORE THAN 20% OF THE COMPANY'S OUTSTANDING SHARES

BACKGROUND

        The Company has an immediate need to raise additional funds to continue its operations. At March 31, 2005, the Company had cash and cash equivalents of $1,189,000. The Company believes that its existing cash and cash equivalents, together with anticipated 2005 revenues and interest income, will only be sufficient to meet its anticipated capital requirements through July 2005. As a result, the Company will be forced to cease its operations if it is unable to immediately secure additional capital.

        To obtain additional capital, the Company engaged an investment bank, Dawson James Securities (the "Placement Agent"), to represent it in a proposed private placement financing (the "Private Placement"). In this Private Placement, the Company intends to sell units (each a "Unit" and collectively "Units"), consisting of one share of common stock and a warrant to purchase one share of common stock. The Units will be sold to accredited investors pursuant to Subscription Agreements. The number of shares of common stock and warrants offered in the Private Placement represent more than 20% of the outstanding voting power of the Company. In connection with the Private Placement, the Company and the holders of the Company's Series A Preferred Stock have agreed to exchange the 826,447 shares of Series A Preferred Stock for 1,246,086 Units, 526,447 shares of common stock and $126,174 in cash (the "Series A Exchange"). Certain of the Company's officers, directors and funds affiliated with the Company's directors intend to participate in the Private Placement and the Series A Exchange. The purpose of this Proposal 2 is to obtain stockholder approval for the contemplated Private Placement and Series A Exchange.

REASONS FOR THE PRIVATE PLACEMENT AND THE SERIES A EXCHANGE

        As stated, the Company has an immediate need to raise additional funds to continue its operations. At March 31, 2005, the Company had cash and cash equivalents of $1,189,000. The Company believes that its existing cash and cash equivalents, together with anticipated 2005 revenues and interest income, will be sufficient to meet its anticipated capital requirements through only July 2005. As a result, the Company will be forced to cease its operations if it is unable to immediately secure additional capital. The Company intends that the net proceeds of the Private Placement and, if any, the additional proceeds to be received upon exercise of the warrants issued in the Private Placement, will be used for development and expansion of its Obesity Surgery Management Services business, including working capital, funding of anticipated operating losses, infrastructure development, expenses associated with marketing efforts and payment of corporate overhead. In addition, the Company intends to use $126,174 of the proceeds from the Private Placement in connection with the Series A Exchange. The Company may also use a portion of the net proceeds, currently intended for general corporate purposes, to invest in acquisitions, joint ventures or other collaborative arrangements, or to invest in or acquire products or services.

        The Amended Certificate of Designations of Series A Convertible Preferred Stock provides that the Company must obtain the approval of the holders of at least two-thirds of the outstanding Series A Preferred Stock prior to selling any shares of the Company's common stock at a per share price less than $2.00 per share. In connection with the Private Placement, the Company and the holders of the Company's Series A Preferred Stock have agreed to the Series A Exchange in which the 826,447 shares of Series A Convertible Preferred Stock will be exchanged for 1,246,086 Units, 526,447 shares of common stock and $126,174 in cash. As a result these actions, the Company will not have any outstanding Series A Convertible Preferred Stock immediately after the Closing of this Private Placement. The Series A Exchange is necessary to obtain the required approval from the Series A stockholders for the Private Placement.

PRIVATE PLACEMENT AND SERIES A EXCHANGE

        Under the terms of the proposed Private Placement, the Company will privately offer to accredited investors Units, with each Unit consisting of one share of common stock and a warrant (each a "Warrant") to purchase one share of common stock. In order to participate in the Private Placement and purchase Units, each purchaser must enter into a Subscription Agreement (each a "Subscription Agreement," and collectively, the "Subscription Agreements") with the Company. The Company expects to raise a minimum of $2.0 million in the Private Placement prior to commissions and expenses. The Company has set a maximum amount of $2.5 million for the Private Placement. The consideration to be paid by the purchasers for each Unit will be $0.30 per Unit (the "Unit Price"). Each Warrant will have an exercise price of $0.30 per share and have a five-year term. The purchasers of Units will have registration rights as described in "Registration Rights" below. The closing (the "Closing") will take place within 5 days of stockholder approval for the Private Placement. The Placement Agent will receive substantial fees in connection with a successful Private Placement. See "Placement Agent" below.

        In connection with the Private Placement, the Company and the holders of the Company's Series A Convertible Preferred Stock have agreed to the Series A Exchange in which the 826,447 shares of Series A Convertible Preferred Stock will be exchanged for 1,246,086 Units (i.e., 1,246,086 shares of common stock and warrants to purchase 1,246,086 shares of common stock), 526,447 shares of common stock and $126,174 in cash. As a result these actions, the Company will not have any outstanding Series A Convertible Preferred Stock immediately after the Closing.

NASDAQ APPROVAL REQUIREMENT

        The Company's common stock is listed on The Nasdaq SmallCap Market, which is governed by the rules of the National Association of Securities Dealers (the "NASD"). The NASD rules governing Nasdaq require stockholder approval of any issuance of securities that (i) will result in the issuance of shares representing 20% or more of the issuer's outstanding shares of common stock or voting power prior to the issuance of such securities, at a price per share below the greater of book value or market value of the issuer's common stock, (ii) will result in a change of control of the issuer or (iii) may be acquired by officers or directors.

        Specifically, NASD Rule 4350(i)(1)(D) requires that the issuer of stock in a non-public offering secure stockholder approval prior to an issuance where (i) the securities issued are common stock or securities convertible into common stock, (ii) the price per share of the securities in the offering is less than the greater of book value or market value of the issuer's common stock, and (iii) the proposed issuance would result in the issuance of 20% or more of the common stock or voting power of the issuer before the issuance. In addition, NASD Rule 4350(i)(1)(B) requires that the issuer of stock secure stockholder approval prior to an issuance or potential issuance which will result in a change of control of the issuer. NASD Rule 4350(i)(1)(A) requires the issuer to secure stockholder approval when stock may be acquired by officers or directors.

        In the Private Placement, the Company intends to offer up to 8,333,333 Units, which will consist of 8,333,333 shares of common stock and Warrants exercisable for 8,333,333 shares of common stock. At the Closing of the Private Placement, the Company intends to complete the Series A Exchange in which the 826,447 shares of outstanding Series A Convertible Preferred Stock will be exchanged for 1,246,086 Units (i.e., 1,246,086 shares of common stock and warrants to purchase 1,246,086 shares of common stock), 526,447 shares of common stock and $126,174 in cash. In total, in connection with the Private Placement and the Series A Exchange, the Company intends to issue 10,105,867 shares of common stock, warrants to purchase 10,412,753 shares of common stock, and $126,174 in cash.

        On May 23, 2005, 11,062,346 shares of the Company's common stock were issued and outstanding, and 826,447 shares of the Company's Series A Convertible Preferred Stock, par value $0.01, were outstanding. Assuming the sale of all of the Units in the Private Placement and the completion of the

Series A Exchange, and further assuming the immediate exercise of all warrants issued in the Private Placement and the Series A Exchange, the total number of shares of common stock issued by the Company in the Private Placement and the Series A Exchange would be 20,518,620 shares, or 173% of the outstanding voting power outstanding immediately prior to such transactions and would represent 65% of the voting power outstanding immediately after such transactions. As stated further below, Michael H. Owens, the Company's President and Chief Executive Officer, and two funds affiliated with C. Fred Toney, one of the Company's directors, plan to participate in the Private Placement and Scott Pancoast, one of the Company's directors, plans to participate in the Series A Exchange. Therefore, under NASD Rules 4350(i)(1)(A), (B) and (D), the Company's stockholders must vote in favor of this Proposal 2 in order for the Company to complete the Private Placement and the Series A Exchange.

APPROVAL OF PRIVATE PLACEMENT AND RELATED PARTY TRANSACTION INFORMATION

        The Board of Directors appointed a Special Financing Committee to review and investigate financing opportunities for the Company. The Special Financing Committee was comprised of two members of the Board of Directors, Mr. DeHuff and Mr. Lyon. Following its investigation, the Special Financing Committee reported its findings to the Board of Directors and recommend that the Board of Directors approve the Private Placement and the Series A Exchange. The Board of Directors approved the Private Placement and Series A Exchange with a 2-0 vote, with the following five directors abstaining: Dr. Owens and Messrs. Durham, Hornthal, Toney and Pancoast. Information relating to the participation and/or interest of such directors in the Private Placement and the Series A Exchange is provided below.

        In approving the Private Placement and the Series A Exchange, the Special Financing Committee and Board considered a number of factors including but not limited to:

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  the Company's inability to continue operations in the event the Private Placement is not consummated;

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  the unavailability of other reasonable alternatives to the Private Placement that could be consummated in the necessary time schedule;

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  the Company's receipt of two notifications from Nasdaq that the Company's common stock may be delisted from the Nasdaq SmallCap Market (as described in detail below);

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  the increase in the Company's working capital to be supplied by the proceeds from the Private Placement and the prospect that, as a result of the increase in working capital from the proceeds of the Private Placement, the Company will be able to expand its operations and hopefully improve its access to capital markets; and

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  the protective and other preferential rights held by the holders of the Company's Series A Convertible Preferred Stock.

        The Company and the Placement Agent have become aware that certain officers and directors of the Company intend to purchase Units in the Private Placement as follows:

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  Michael H. Owens, M.D. has submitted a Subscription Agreement to purchase 200,000 Units ($60,000) in the Private Placement. Dr. Owens is a director of the Company and serves as the President and Chief Executive Officer of the Company. Dr. Owens intends to participate in the Private Placement to show support for the Company's prospects.

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  The Company also has received Subscription Agreements from MedCap Partners L.P. and MedCap Master Fund, L.P., under which these funds have agreed to purchase an aggregate of up to 2,666,666 Units ($800,000). MedCap Partners participated in the Company's May 2004 private placement financing, and as of March 31, 2005, was the beneficial owner of 33.6% of the Company's capital stock. See "Ownership of Securities" below. C. Fred Toney, one of our directors, is a Managing Member of MedCap Management & Research LLC, which is the

    General Partner of MedCap Partners L.P. and MedCap Master Fund, L.P. In addition, two additional directors on the Company's Board, Messrs. Durham and Hornthal, have investments in MedCap Partners L.P. If the Private Placement is consummated and MedCap Partners L.P. purchases 1,333,333 Units and MedCap Master Fund, L.P. purchases 1,333,333 Units, the MedCap entities will collectively control 28.5% of our outstanding common stock, and will beneficially own 38.9% of the Company's capital stock (calculated in accordance with the beneficial ownership rules of the SEC and assuming no additional change in ownership since March 31, 2005). As a result of their ownership interest and their influence over the composition of our board of directors, the MedCap entities have influence over our management, operations and potential significant corporate actions. This concentration of ownership may also discourage, delay or prevent a change of control of our Company, which could deprive our other stockholders of an opportunity to receive a premium for their stock as part of a sale of our Company, could harm the market price of our common stock and could impede the growth of our Company. The MedCap entities are not prohibited from selling a controlling interest in us to a third party, including a participant in our industry.

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  Other directors and officers of the Company may choose, in their sole discretion, to purchase Units in the Private Placement.

        In the Series A Exchange, the Company intends to convert the 826,447 shares of outstanding Series A Preferred Stock into 1,246,086 Units (i.e., 1,246,086 shares of common stock and warrants to purchase 1,246,086 shares of common stock), 526,447 shares of common stock and $126,174 in cash. Mr. Pancoast, one of the Company's directors, intends to participate in the Series A Exchange by converting his 409,342 shares of Series A Preferred Stock into 825,506 Units and 260,751 shares of common stock. For further information regarding the Company's intended use of proceeds, see "Summary of Terms of the Private Placement—Use of Proceeds."

NASDAQ DELISTING NOTICE

        On April 28, 2005, the Company received notification from The Nasdaq Stock Market indicating that for the last 30 consecutive business days, the bid price of our common stock closed below the minimum $1.00 per share requirement for continued inclusion under Marketplace Rule 4310(c)(4). The Nasdaq notice indicated that the Company will be provided 180 calendar days, or until October 25, 2005, to regain compliance by having the bid price of our common stock close at $1.00 per share or above for a minimum of 10 consecutive trading days prior to October 25, 2005.

        If the Company has not regained compliance by October 25, 2005, the Staff of the Nasdaq will determine whether the Company meets the initial listing criteria for The Nasdaq SmallCap Market set forth in Marketplace Rule 4310(c), except for the bid price requirement. If the Company meets the initial listing criteria, the Staff will provide the Company with an additional 180 calendar day compliance period. If Company is not eligible for an additional compliance period, the Staff will provide written notification that the Company's securities will be delisted. At that time, the Company may appeal the Staff's determination to delist its common stock to a Listing Qualifications Panel.

        On May 17, 2005, the Company received notice from The Nasdaq Stock Market that, based on its Form 10-QSB for the period ended March 31, 2005, it is no longer in compliance with Nasdaq Marketplace Rule 4310(c)(2)(B), which requires it to have a minimum of $2,500,000 in stockholders' equity, $35,000,000 market value of listed securities or $500,000 of net income from continuing operations for the most recently completed fiscal year or two of the three most recently completed fiscal years. The Staff of the Nasdaq Stock Market is reviewing the Company's eligibility for continued listing on the Nasdaq SmallCap Market.

        On June 1, 2005 the Company submitted a detailed plan to the Nasdaq Stock Market regarding its proposal to achieve and subsequently sustain in excess of $2,500,000 in stockholders' equity and to comply with all of the Nasdaq SmallCap Market continued listing requirements. The Company's plan to meet the minimum stockholders' equity requirement involves successfully raising at least $2,000,000 in gross proceeds through this Private Placement. The plan the Company submitted to Nasdaq is based on future events over which the Company has limited control, including successfully raising $2,000,000 in the Private Placement, obtaining SEC approval of this Proxy Statement and obtaining the stockholder approvals required to complete the Private Placement. As a result, there is no assurance that Nasdaq will accept the Company's plan, and stay its delisting action until the Company can complete the Private Placement. If Nasdaq finds that our plan does not adequately address the issues described above, the Company's common stock will be delisted. In such event, the Company may appeal the decision to a Nasdaq Listing Qualifications Panel. There is no assurance, however, that any appeal will be successful.

        In addition, the plan the Company submitted to Nasdaq included a proposal to obtain stockholder approval for an amendment to our Certificate of Incorporation to effect, at the discretion of our Board of Directors, a reverse stock split of our issued and outstanding shares of common stock in order to increase the bid price of the Company's common stock above $1.00 per share. For additional information regarding the reverse stock split, see the discussion relating to Proposal 6.

        If the Company is unable to quickly get back into compliance with Nasdaq's continued listing requirements, its securities will be delisted from the Nasdaq SmallCap Market. The delisting of the Company's common stock from the Nasdaq SmallCap Market may materially impair its stockholders' ability to buy and sell shares of its common stock and could have an adverse effect on the market price of, and the efficiency of the trading market for, its common stock. In addition, the delisting of the Company's common stock could significantly impair its ability to raise capital should we desire to do so in the future.

        The Company has determined that it must raise at least $2,000,000 in the Private Placement to adequately fund its business and to regain compliance with the Nasdaq continued listing standards.

SUMMARY OF TERMS OF THE PRIVATE PLACEMENT

Subscription Agreements

        In order to participate in the Private Placement and purchase the Units, each purchaser is required to enter into a Subscription Agreement with the Company. Pursuant to the terms and conditions of the Subscription Agreements, the Initial Closing of the Private Placement will occur after Subscription Agreements for the Minimum Amount have been received and the funds have been placed into an escrow account. The Closing will take place within 5 days of stockholder approval for the Private Placement.

        The issuance of Units will result in the Company issuing shares of common stock in excess of 20% of its total number of shares outstanding for a price per share less than the market value of the common stock, and may result in a change of control of the Company. As a result, the Company is seeking in this Proxy Statement approval to issue shares of common stock included in the Units and issuable upon the exercise of the Warrants for the purpose of complying with Nasdaq's marketplace rules requiring approval of issuances of shares which (i) would constitute in excess of 20% of a company's currently outstanding common stock for a price less than the greater of book value or market value per share, (ii) will result in a change of control of the issuer or (iii) stock is issued to its officers or directors. Until the Company obtains the stockholder approval contemplated by this Proposal Two, the Company cannot consummate the Private Placement.

Terms of the Warrants

        The Warrants are expected to have an initial exercise price per share equal to $0.30 and are exercisable for shares of common stock and have a five-year term, subject to the forced exercise provision discussed below. The Warrants may be exercised by the purchaser, in whole or in part, with the exercise price payable in cash to the Company. The Warrants contain adjustment provisions upon the occurrence of stock splits, stock dividends, combinations, capital reorganizations, reclassifications, mergers or similar events affecting the Company's capital stock.

        The Company can require holders of Warrants to exercise their Warrants within 30 days of receiving notice from the Company (or forfeit such Warrants) when the price of the Company's common stock closes at six (6) times the Per Unit Price per share or greater for 20 consecutive trading days subsequent to the effectiveness of the registration statement pertaining to the resale of the common stock underlying the Warrants; provided that the registration statement shall be effective at all times during such 30-day notice period. The foregoing provision is referred to herein as the "Forced Exercise" provision.

Use of Proceeds

        The Company intends that the net proceeds of the Private Placement and, if any, the additional proceeds to be received upon exercise of Warrants, will be used for development and expansion of its Obesity Surgery Management Services business, including working capital, funding of anticipated operating losses, infrastructure development, expenses associated with marketing efforts and payment of corporate overhead. In addition, the Company intends to use $126,174 of the proceeds from the Private Placement in connection with the conversion of the 826,447 shares of Series A Preferred Stock into 1,246,086 Units and 526,447 shares of common stock. The Company may also use a portion of the net proceeds, currently intended for general corporate purposes, to invest in acquisitions, joint ventures or other collaborative arrangements, or to invest in or acquire products or services.

Registration

        The Company has agreed with the Placement Agent to file a registration statement within 45 days of Final Closing covering the resale of the common stock and the common stock underlying the Warrants offered herein. The Company has also agreed to use its best efforts to cause such registration statement to become effective as promptly as practicable and to remain effective until the first anniversary of the Closing (except as otherwise set forth above). Without limiting the foregoing, the Company will promptly respond to all SEC comments, inquiries and requests, and shall request acceleration of effectiveness at the earliest possible date. In the event a registration statement is not filed with the SEC within 45 days or is not declared effective within 150 days from the date of the Final Closing, then in such event a fee of 1% per month (or portion thereof) shall be assessed against the Company as a default payment and in favor of the holders of the common stock and Warrants for each such 30 day period until such time as the registration statement is declared effective.

        All of the out-of-pocket expenses incurred by the Company in complying with its obligations in connection with the registration of the common stock and the common stock issuable upon the exercise of the Warrants will be paid by the Company. The Company will not be responsible to pay any legal fees for any Subscriber or any selling expenses of any Subscriber (including, without limitation, any broker's fees or commissions, including underwriter commissions). The Company has agreed to indemnify and hold harmless, to the extent permitted by law, the Subscribers against any losses, claims, damages or liabilities, joint or several, to which such the Subscribers may become subject, which arise out of or are based upon the registration or the registration statement or prospectus or preliminary prospectus or any amendment thereof or supplement thereto, other than certain losses, claims, damages or liabilities attributable to the Subscribers.

Placement Agent

        In connection with the Private Placement, the Company has agreed to pay the Placement Agent for its services as the exclusive placement agent for the Company. The Placement Agent will receive a selling commission equal to 5% of the gross proceeds of the Private Placement along with an expense allotment of 1% of the gross proceeds of the Private Placement. In addition, upon each Closing of the sale of the Units offered by the Company hereunder, the Company will issue to the Placement Agent a warrant to purchase the that number of Units equal to five percent (5%) of the Units sold in such Closing at a purchase price of $0.001 per Unit. These warrants will be exercisable at any time during the five (5) years from the date of the Initial Closing of the Private Placement at an exercise price equal to $0.36 per Unit. The "Selling Commissions" represents the maximum cash commissions payable to the Placement Agent pursuant to the Selling Agreement.

FACTORS AFFECTING CURRENT STOCKHOLDERS

        While the Board of Directors has approved the Private Placement and the Series A Exchange and has resolved that the Private Placement and the Series A Exchange are in the best interests of the Company and its stockholders, the Company's stockholders should consider the following possible factors as well as other information contained in the Proxy Statement in evaluating this Proposal 2.

        Effect of Actual or Potential Future Conversion Below Market Price.    The Private Placement and Series A Exchange will substantially increase the number of shares of common stock the Company may issue below the current market price of the common stock. The issuance of common stock included in the Units and common stock issuable upon exercise of the Warrants could have a depressive effect on the market price of, and reduce trading activity in, the common stock by increasing the amount of shares of common stock outstanding. Such downward pressure could encourage short sales by certain investors, which could place further downward pressure on the price of the common stock.

        Dilution.    If the Warrants are fully exercised, the number of shares of outstanding common stock would increase substantially and significantly dilute the ownership interests and proportionate voting power of the existing holders of common stock. Adjustments to the exercise prices of the Warrants would further dilute the ownership interests and voting power of existing stockholders.

        Controlling Interest of MedCap Partners.    MedCap Partners L.P. and MedCap Master Fund, L.P. will collectively beneficially own 38.9% of our common stock following the Private Placement and Series A Exchange, assuming they purchase 2,666,666 Units in the Private Placement. As a result of their ownership interest and their influence over the composition of our board of directors, the MedCap entities will have influence over our management, operations and potential significant corporate actions. This concentration of ownership may also discourage, delay or prevent a change of control of our Company, which could deprive our other stockholders of an opportunity to receive a premium for their stock as part of a sale of our Company, could harm the market price of our common stock and could impede the growth of our Company. The MedCap entities are not prohibited from selling a controlling interest in us to a third party, including a participant in our industry.

        Certain Subscribers May Become Significant Stockholders.    Certain of the Subscribers may, upon purchase of Units and exercise of warrants, become significant holders of the Company's common stock and, as such, will have significant voting power with respect to their shares. As a result, the Subscribers may be able to affect the outcome of matters brought before the stockholders, including a vote for the election of directors, the approval of mergers, acquisitions and other business combination transactions.

PRINCIPAL EFFECTS OF APPROVAL OR NON-APPROVAL

        In the event that the stockholders approve this Proposal 2, the Company may issue shares of common stock and may also issue shares of common stock upon the exercise of the warrants issued in the Private Placement and Series A Exchange.

        In the event that the stockholders do not approve this Proposal 2, the Company will be unable to fund its operations beyond July 2005. There is no assurance that the Company would be able to identify and complete any other transaction or secure additional funds on a timely basis, or at all. As a result, if the Company is unable to complete the Private Placement and Series A Exchange, it may be forced to cease its operations, and its existing stockholders may lose their entire investment in the Company.

VOTE REQUIRED

        The affirmative vote of (i) the holders of a majority of the shares of common stock and Series A Convertible Preferred Stock, voting together as a single class, present in person or represented by proxy and entitled to vote at the Annual Meeting and (ii) the holders of at least two-thirds of the outstanding shares of Series A Convertible Preferred Stock, voting as a separate class, is required to approve this Proposal 2.

RECOMMENDATION OF THE BOARD OF DIRECTORS

  The Board of Directors recommends a vote FOR approval of Proposal 2.

PROPOSAL 3

APPROVAL OF AMENDMENT TO THE 1997 STOCK OPTION/STOCK ISSUANCE PLAN

        The Company's stockholders are being asked to approve an amendment to the Company's 1997 Stock Option/Stock Issuance Plan (the "Plan") to (a) increase the number of shares of the Company's common stock available for issuance under the Plan from 2,592,500 to 4,000,000 shares, (b) extend the term of the Plan to from February 27, 2007 to December 31, 2015, and (c) provide for an automatic annual increase in the number of shares of the Company's common stock available for issuance under the Plan equal to the least of (i) 2% of the number of the Company's shares of common stock issued and outstanding on the preceding December 31, (ii) 1,500,000 shares and (iii) a number of shares set by the Company's board of directors.

        The proposed amendment to the Plan is set forth in Appendix A attached hereto, and the following discussion is qualified in its entirety by the full text of the Amendment. The Board adopted the amendment on June 10, 2005, subject to stockholder approval at the Annual Meeting.

REASONS FOR AMENDMENTS

        Increase in Number of Available Shares.    Presently, the Company is authorized to issue up to an aggregate of 2,592,500 shares of common stock upon exercise of stock options granted under the Plan. As of May 31, 2005, 312,860 shares of common stock had been issued under the Plan upon the exercise of stock options. In addition, 1,285,916 shares were subject to outstanding option grants. As a result, only 993,724 shares remain available for grant under the Plan. The Board believes that increasing the available shares under the Plan to 4,000,000 is necessary to assure that a sufficient reserve of common stock remains available for issuance under the Plan and in order to allow the Company to continue to utilize equity incentives to attract and retain the services of key individuals essential to the Company's long-term growth and financial success. The Company relies significantly on equity incentives in the form of stock option grants in order to attract and retain key employees and believes that such equity incentives are necessary for the Company to remain competitive in the marketplace for executive talent and other key employees. Option grants made to newly-hired or continuing employees will be based on both competitive market conditions and individual performance. In addition, if Proposal 2 receives stockholder approval and the Private Placement is consummated, the number of shares of outstanding common stock would increase substantially and significantly dilute the ownership interests and proportionate voting power of the existing holders of common stock and option holders.

        Extension of Plan Term.    The Plan currently provides that the Plan will terminate on the earliest of (i) February 27, 2007, (ii) the date on which all shares available for issuance under the Plan have been issued as fully-vested shares or (iii) the termination of all outstanding options in connection with certain changes in control or ownership of the Company. If this Proposal 3 is approved, the Plan will terminate on the earliest of (i) December 31, 2015, (ii) the date on which all shares available for issuance under the Plan have been issued as fully-vested shares or (iii) the termination of all outstanding options in connection with certain changes in control or ownership of the Company. As stated above, the Board believes that equity incentives in the form of stock option grants is important to allow the Company to attract and retain key employees and to remain competitive in the marketplace for executive talent and other key employees. As a result, the Board recommends extending the term of the Plan.

  Evergreen Provisions.

        The Plan currently does not provide a mechanism for the automatic replenishment of shares available for issuance under the Plan. In order to provide a reliable source of shares to continue to attract and retain key employees, this Proposal would provide for an annual automatic increase in available shares ("Evergreen") so that effective as of each January 1 for the remaining life of this Plan, the maximum number of shares of the Company's common stock available for issuance under the Plan shall be the least of (i) 2% of the number of the Company's shares of common stock issued and outstanding on the preceding December 31, (ii) 1,500,000 shares and (iii) a number of shares set by the Company's board of directors. Because of the importance of maintaining a reliable source of equity awards, the Board recommends approving the above Evergreen provisions.

PLAN SUMMARY

        The following is a summary of the principal features of the Plan, as proposed to be amended by Proposal 3. This summary does not, however, purport to be a complete description of all the provisions of the Plan. Any stockholder who wishes to obtain a copy of the actual plan document may do so by written request to the Corporate Secretary at the Company's principal executive offices in Carlsbad, California.

        Equity Incentive Programs.    The Plan consists of three (3) separate equity incentive programs: (i) the Discretionary Option Grant Program, (ii) the Stock Issuance Program and (iii) the Automatic Option Grant Program for non-employee Board members. The principal features of each program are described below. The Compensation Committee of the Board has been delegated exclusive authority to administer the Discretionary Option Grant and Stock Issuance Programs with respect to option grants and stock issuances made to the Company's executive officers and non-employee Board members and also has the authority to make option grants and stock issuances under those programs to all other eligible individuals. However, the Board may at any time appoint a secondary committee of one or more Board members to have separate but concurrent authority with the Compensation Committee to make option grants and stock issuances under those two programs to individuals other than the Company's executive officers and non-employee Board members. Neither the Compensation Committee nor any secondary committee exercises any administrative discretion under the Automatic Option Grant Program. All grants under that program are made in strict compliance with the express provisions of such program.

        The term Plan Administrator, as used in this summary, will mean the Compensation Committee and any secondary committee, to the extent each such entity is acting within the scope of its administrative jurisdiction under the Plan.

        Share Reserve.    The Board of Directors has approved an aggregate of 4,000,000 shares of common stock to be reserved for issuance over the term of the Plan. Such share reserve consists of (i) the 2,592,500 shares already reserved for issuance under the Plan plus (ii) the additional increase of 1,407,500 shares of common stock that requires stockholder approval and forms part of this Proposal 3.

        The shares of common stock issuable under the Plan may be drawn from shares of the Company's authorized but unissued shares of common stock or from shares of common stock reacquired by the Company, including shares repurchased on the open market.

        In the event any change is made to the outstanding shares of common stock by reason of any recapitalization, stock dividend, stock split, combination of shares, exchange of shares or other change in corporate structure effected without the Company's receipt of consideration, appropriate adjustments will be made to the securities issuable (in the aggregate and per participant) under the Plan and the securities and the exercise price per share in effect under each outstanding option.

        Eligibility.    Officers and employees, non-employee Board members and independent consultants in the service of the Company or its parent and subsidiaries (whether now existing or subsequently established) are eligible to participate in the Discretionary Option Grant and Stock Issuance Programs. Participation in the Automatic Option Grant Program is limited to non-employee members of the Board.

        As of May 31, 2005, two executive officers, six non-employee Board members and approximately 46 other employees and consultants were eligible to participate in the Discretionary Option Grant and Stock Issuance Programs. Five non-employee Board members were eligible to participate in the Automatic Option Grant Program.

        Valuation.    The fair market value per share of common stock on any relevant date under the Plan will be deemed to be equal to the closing selling price per share on that date on the Nasdaq SmallCap Market. On May 27, 2005, the fair market value per share determined on such basis was $0.50.

        Discretionary Option Grant Program.    The Plan Administrator has complete discretion under the Discretionary Option Grant Program to determine which eligible individuals are to receive option grants, the time or times when those grants are to be made, the number of shares subject to each such grant, the status of any granted option as either an incentive stock option or a non-statutory option under the federal tax laws, the vesting schedule (if any) to be in effect for the option grant and the maximum term for which any granted option is to remain outstanding.

        Each granted option will have an exercise price per share equal to the fair market value of the shares on the grant date unless otherwise determined by the Plan Administrator. No granted option will have a term in excess of ten (10) years, and the option will generally become exercisable in one or more installments over a specified period of service measured from the grant date. However, one or more options may be structured so that they will be immediately exercisable for any or all of the option shares; the shares acquired under those options will be subject to repurchase by the Company, at the exercise price paid per share, if the optionee ceases service with the Company prior to vesting in those shares.

        Upon cessation of service, the optionee will have a limited period of time in which to exercise any outstanding option to the extent exercisable for vested shares. The Plan Administrator will have complete discretion to extend the period following the optionee's cessation of service during which his or her outstanding options may be exercised and/or to accelerate the exercisability or vesting of such options in whole or in part. Such discretion may be exercised at any time while the options remain outstanding, whether before or after the optionee's actual cessation of service.

        The Plan Administrator is authorized to issue tandem stock appreciation rights under the Discretionary Option Grant Program, which provide the holders with the right to surrender their options for an appreciation distribution from the Company equal to the excess of (i) the fair market value of the vested shares of common stock subject to the surrendered option over (ii) the aggregate exercise price payable for such shares. Such appreciation distribution may, at the discretion of the Plan Administrator, be made in cash or in shares of common stock.

        The Plan Administrator also has the authority to effect the cancellation of any or all options outstanding under the Discretionary Option Grant Program and to grant, in substitution therefor, new options covering the same or a different number of shares of common stock but with an exercise price per share based upon the fair market value of the option shares on the new grant date.

        Stock Issuance Program.    Shares of common stock may be issued under the Stock Issuance Program at a price per share equal to the fair market value of the shares on the issuance date unless otherwise determined by the Plan Administrator. Shares will be issued for such valid consideration as the Plan Administrator deems appropriate, including cash and promissory notes. The shares may also be issued as a bonus for past services without any cash outlay required of the recipient. The shares issued may be fully vested upon issuance or may vest upon the completion of a designated service period or the attainment of pre-established performance goals. The Plan Administrator will, however, have the discretionary authority at any time to accelerate the vesting of any and all unvested shares outstanding under the Stock Issuance Program.

        Automatic Option Grant Program.    Under the Automatic Option Grant Program, on the date of each annual meeting of the stockholders, option grants shall be made to (i) each non-employee individual newly elected to the Board at that particular meeting and (ii) each non-employee Board member re-elected to the Board at that particular meeting or continuing in office following such meeting. Each newly elected non-employee Board member shall be automatically granted an option to purchase 40,000 shares of common stock and each re-elected or continuing non-employee Board member shall be automatically granted an option to purchase 10,000 shares of common stock. In addition, each non-employee individual newly elected to the Board at a time other than an annual Stockholders Meeting, shall be automatically granted an option to purchase 40,000 shares of common stock. There will be no limit on the number of 10,000-share option grants any one eligible non-employee Board member may receive over his or her period of continued Board service.

        Each automatic grant will have an exercise price per share equal to the fair market value per share of common stock on the grant date and will have a maximum term of 10 years, subject to earlier termination following the optionee's cessation of Board service. Each option will be immediately exercisable for the option shares; the shares acquired under the option will be subject to repurchase by the Company at the option exercise price paid per share, upon the optionee's cessation of Board service prior to vesting in those shares. The shares subject to each initial 40,000-share automatic grant vest as follows: fifty percent (50%) upon the completion of one year of Board service, twenty-five percent (25%) upon completion of the second year of Board service, and the final twenty-five percent (25%) upon completion of the third year of Board service. The shares subject to each annual 10,000-share grant vest upon the optionee's completion of one (1) year of Board service measured from the grant date. However, each outstanding automatic option grant automatically accelerates and becomes immediately exercisable for any or all of the option shares as fully-vested shares upon certain changes in control or ownership of the Company or upon the optionee's death or disability while a Board member. Following the optionee's cessation of Board service for any reason, each outstanding automatic option remains exercisable for a 30-month period and may be exercised during that time for any or all shares in which the optionee is vested at the time of such cessation of Board service.

GENERAL PROVISIONS

        Acceleration.    In the event that the Company is acquired by merger or asset sale, each outstanding option under the Discretionary Option Grant Program that is not to be assumed or replaced by the successor corporation or otherwise continued in effect will automatically accelerate in full, and all unvested shares outstanding under the Discretionary Option Grant and Stock Issuance Programs will immediately vest, except to the extent the Company's repurchase rights with respect to those shares are to be assigned to the successor corporation or otherwise continued in effect.

        The Plan Administrator has the authority under the Discretionary Option Grant Program to provide that those options will automatically vest in full (i) upon an acquisition of the Company, whether or not those options are assumed or replaced, (ii) upon a hostile change in control of the Company effected through a tender offer for more than 50% of the Company's outstanding voting stock or by proxy contest for the election of Board members, or (iii) in the event the individual's service is terminated, whether involuntarily or through a resignation for good reason, within a designated period (not to exceed 18 months) following an acquisition in which those options are assumed or replaced upon a hostile change in control. The vesting of outstanding shares under the Stock Issuance Program may be accelerated upon similar terms and conditions. The options granted under the Automatic Option Grant Program automatically accelerate and become exercisable in full upon any acquisition or change in control transaction.

        The acceleration of vesting in the event of a change in the ownership or control of the Company may be seen as an anti-takeover provision and may have the effect of discouraging a merger proposal, a takeover attempt or other efforts to gain control of the Company.

        Limited Stock Appreciation Rights.    Each option granted under the Automatic Option Grant Program includes a limited stock appreciation right so that upon the successful completion of a hostile tender offer for more than fifty percent (50%) of the Company's outstanding voting securities or a change in a majority of the Board as a result of one or more contested elections for Board membership, the option may be surrendered to the Company in return for a cash distribution from the Company. The amount of the distribution per surrendered option share is equal to the excess of (i) the fair market value per share at the time the option is surrendered or, if greater, the tender offer price paid per share in the hostile take-over over (ii) the exercise price payable per share under such option.

In addition, the Plan Administrator may grant such rights to officers of the Company as part of their option grants under the Discretionary Option Grant Program.

        Financial Assistance.    The Plan Administrator may institute a loan program to assist one or more participants in financing the exercise of outstanding options under the Discretionary Option Grant Program or the purchase of shares under the Stock Issuance Program through full-recourse interest-bearing promissory notes. However, the maximum amount of financing provided any participant may not exceed the cash consideration payable for the issued shares plus all applicable withholding taxes incurred in connection with the acquisition of those shares.

        Special Tax Election.    The Plan Administrator may provide one or more holders of non-statutory options or unvested share issuances under the Plan with the right to have the Company withhold a portion of the shares otherwise issuable to such individuals in satisfaction of the withholding taxes to which such individuals become subject in connection with the exercise of those options or the vesting of those shares. Alternatively, the Plan Administrator may allow such individuals to deliver previously acquired shares of common stock in payment of such withholding tax liability.

        Amendment and Termination.    The Board may amend or modify the Plan at any time, subject to any required stockholder approval pursuant to applicable laws and regulations. Unless sooner terminated by the Board, the Plan will terminate on the earliest of (i) December 31, 2015 (assuming Proposal 3 is approved by the Company's stockholders), (ii) the date on which all shares available for issuance under the Plan have been issued as fully-vested shares or (iii) the termination of all outstanding options in connection with certain changes in control or ownership of the Company.

FEDERAL INCOME TAX CONSEQUENCES

        Option Grants.    Options granted under the Plan may be either incentive stock options which satisfy the requirements of Section 422 of the Internal Revenue Code or non-statutory options which are not intended to meet such requirements. The Federal income tax treatment for the two types of options differs as follows:

        Incentive Options.    No taxable income is recognized by the optionee at the time of the option grant, and no taxable income is generally recognized at the time the option is exercised. The optionee will, however, recognize taxable income in the year in which the purchased shares are sold or otherwise disposed of. For Federal tax purposes, dispositions are divided into two categories: (i) qualifying and (ii) disqualifying. A qualifying disposition occurs if the sale or other disposition is made after the optionee has held the shares for more than two (2) years after the option grant date and more than one (1) year after the exercise date. If either of these two holding periods is not satisfied, then a disqualifying disposition will result.

        If the optionee makes a disqualifying disposition of the purchased shares, the Company will be entitled to an income tax deduction, for the taxable year in which such disposition occurs, equal to the excess of (i) the fair market value of such shares on the option exercise date over (ii) the exercise price paid for the shares. If the optionee makes a qualifying disposition, the Company will not be entitled to any income tax deduction.

        Non-Statutory Options.    No taxable income is recognized by an optionee upon the grant of a non-statutory option. The optionee will in general recognize ordinary income, in the year in which the option is exercised, equal to the excess of the fair market value of the purchased shares on the exercise date over the exercise price paid for the shares, and the optionee will be required to satisfy the tax withholding requirements applicable to such income.

        If the shares acquired upon exercise of the non-statutory option are unvested and subject to repurchase by the Company in the event of the optionee's termination of service prior to vesting in those shares, then the optionee will not recognize any taxable income at the time of exercise but will have to report as ordinary income, as and when the Company's repurchase right lapses, an amount equal to the excess of (i) the fair market value of the shares on the date the repurchase right lapses over (ii) the exercise price paid for the shares. The optionee may, however, elect under Section 83(b) of the Internal Revenue Code to include as ordinary income in the year of exercise of the option an amount equal to the excess of (i) the fair market value of the purchased shares on the exercise date over (ii) the exercise price paid for such shares. If the Section 83(b) election is made, the optionee will not recognize any additional income as and when the repurchase right lapses.

        The Company will be entitled to an income tax deduction equal to the amount of ordinary income recognized by the optionee with respect to the exercised non-statutory option. The deduction will in general be allowed for the taxable year of the Company in which such ordinary income is recognized by the optionee.

        Stock Appreciation Rights.    No taxable income is recognized upon receipt of a stock appreciation right. The holder will recognize ordinary income in the year in which the stock appreciation right is exercised, in an amount equal to the appreciation distribution. The Company will be entitled to an income tax deduction equal to the appreciation distribution in the taxable year in which such ordinary income is recognized by the optionee.

        Direct Stock Issuances.    The tax principles applicable to direct stock issuances under the Plan will be substantially the same as those summarized above for the exercise of non-statutory option grants.

        Deductibility of Executive Compensation.    The Company anticipates that any compensation deemed paid by it in connection with the disqualifying dispositions of incentive stock option shares or the exercise of non-statutory options with exercise prices equal to the fair market value of the option shares on the grant date will qualify as performance-based compensation for purposes of Code Section 162(m) and will not have to be taken into account for purposes of the $1 million limitation per covered individual on the deductibility of the compensation paid to certain executive officers of the Company. Accordingly, all compensation deemed paid with respect to those options will remain deductible by the Company without limitation under Code Section 162(m).

NEW PLAN BENEFITS

        As of the date of this Proxy Statement, no stock options had been granted and no shares of common stock had been issued on the basis of the proposed share increase to the Plan. It is not possible to state the persons who may receive options or awards, nor the amount of options or other awards that may be granted under the amended Plan in the future.

VOTE REQUIRED

        The affirmative vote of (i) the holders of a majority of the shares of common stock and Series A Convertible Preferred Stock, voting together as a single class, present in person or represented by proxy and entitled to vote at the Annual Meeting and (ii) the holders of at least two-thirds of the outstanding shares of Series A Convertible Preferred Stock, voting as a separate class, is required to approve this Proposal 3.

RECOMMENDATION OF THE BOARD OF DIRECTORS

        The Board of Directors recommends a vote FOR approval of Proposal 3.

PROPOSAL 4

APPROVAL OF AN AMENDMENT TO THE COMPANY'S
1997 EMPLOYEE STOCK PURCHASE PLAN

        The Company's stockholders are being asked to approve an amendment to the Company's 1997 Employee Stock Purchase Plan (the "Purchase Plan") which will (a) increase the number of shares of common stock authorized for issuance over the term of the Purchase Plan by an additional 150,000 shares and (b) extend the term of the Plan to December 31, 2015.

        The proposed amendment to the Plan is set forth in Appendix B attached hereto, and the following discussion is qualified in its entirety by the full text of the Amendment. The Board adopted the amendments on June 10, 2005, subject to stockholder approval at the Annual Meeting.

REASONS FOR AMENDMENTS

        Increase in Number of Available Shares.    Presently, the Company is authorized to issue up to an aggregate of 150,000 shares of common stock under the Purchase Plan. As of May 31, 2005, only 41,161 shares remain available for issuance under the Purchase Plan. The Board believes that increasing the available shares under the Purchase Plan to 300,000 is necessary to assure that a sufficient reserve of common stock remains available for issuance under the Purchase Plan and in order to allow the Company to continue to utilize the Purchase Plan to attract and retain the services of key individuals essential to the Company's long-term growth and financial success. The Company relies significantly on equity incentives in order to attract and retain key employees and believes that such equity incentives are necessary for the Company to remain competitive in the marketplace for executive talent and other key employees. In addition, if Proposal 2 receives stockholder approval and the Private Placement is consummated, the number of shares of outstanding common stock would increase substantially and significantly dilute the ownership interests and proportionate voting power of the existing holders of common stock.

        Extension of Plan Term.    The Purchase Plan currently provides that the Plan will terminate on the earliest of (i) the last business day in March 2007 or the date on which all shares available for issuance thereunder are sold pursuant to exercised purchase rights. If Proposal 4 is approved, the Purchase Plan will terminate on the earliest of (i) the last business day in December 2015 or the date on which all shares available for issuance thereunder are sold pursuant to exercised purchase rights. As stated above, the Board believes that equity incentives are important to allow the Company to attract and retain key employees and to remain competitive in the marketplace for executive talent and other key employees. As a result, the Board recommends extending the term of the Purchase Plan.

PURCHASE PLAN SUMMARY

        The following is a summary of the principal features of the Purchase Plan, as proposed to be amended by Proposal 4. This summary does not, however, purport to be a complete description of all the provisions of the Purchase Plan. Any stockholder who wishes to obtain a copy of the actual plan document may do so by written request to the Corporate Secretary at the Company's principal executive offices in Carlsbad, California.

SHARE RESERVE AND PLAN ADMINISTRATION

        The Board of Directors has approved 300,000 shares of common stock to be reserved for issuance over the term of the Purchase Plan, including the 150,000-share increase for which stockholder approval is sought under this proposal. As of May 31, 2005, 108,839 shares of common stock had been issued under the Purchase Plan, and 191,161 shares will be available for future issuance, assuming stockholder approval of the 150,000-share increase, which is the subject of this proposal. Without such increase, 41,161 shares would be available for future issuance.

        Should any change be made to the outstanding common stock by reason of any stock dividend, stock split, combination of shares or other similar change affecting the outstanding common stock as a class without the Company's receipt of consideration, appropriate adjustments will be made to: the class and maximum number of securities issuable over the term of the Purchase Plan, the class and maximum number of securities purchasable per participant during any one offering period and the class and number of securities and the price per share in effect under each outstanding purchase right. Such adjustments are designed to preclude the dilution or enlargement of rights and benefits under the Purchase Plan.

        The Purchase Plan is administered by the Compensation Committee of the Board of Directors. The Compensation Committee as plan administrator has full authority to administer the Purchase Plan, including the authority to interpret and construe any provision of the Purchase Plan.

ELIGIBILITY

        Any individual who is employed by the Company on a regularly-scheduled basis of more than 20 hours per week and more than five months per calendar year is eligible to participate in the Purchase Plan. An eligible employee may join an offering period on any subsequent semi-annual entry date within that offering period on which he or she is an eligible employee.

        As of May 31, 2005, approximately 15 employees (including 2 executive officers of the Company) were eligible to participate in the Purchase Plan.

PLAN OPERATION

        Shares of common stock will be made available to participants through a series of two-year offering periods. Each participant will be granted a separate purchase right for each offering period in which he or she participates. The purchase right will be granted on the first day of the offering period and will be automatically exercised in semi-annual installments on the last business day of March and September during the offering period.

        Each participant may, through authorized payroll deductions, contribute up to 10% of his or her base salary (in 1% multiples) during each offering period. However, no participant may purchase more than $25,000 worth of common stock (based upon the fair market value of the common stock at the time the offering period begins) per calendar year.

        The purchase price on each semi-annual purchase date will be equal to the lower of: 85% of the fair market value per share of common stock on the participant's entry date into the offering period or 85% of the fair market value per share of common stock on the semi-annual purchase date. However, in no event will the fair market value in the first clause be less than the fair market value per share of common stock on the start date of such offering period.

        The fair market value of the common stock on any relevant date will be deemed to be equal to the closing selling price per share on such date as reported on the Nasdaq SmallCap Market. As of May 27, 2005, the fair market value per share of common stock determined on such basis was $0.50.

        No participant will have any stockholder rights with respect to the shares covered by his or her outstanding purchase right until the shares are actually purchased on his or her behalf. No purchase right will be assignable or transferable except by will or by the laws of descent and distribution following the participant's death. Accordingly, during the participant's lifetime, the purchase right will be exercisable only by the participant.

        The purchase right of a participant will terminate upon his or her cessation of employee status, and any payroll deductions collected from such individual during the purchase interval in which such termination occurs will, at such participant's election, either be refunded to the participant or held for the purchase of shares on the next semi-annual purchase date.

CHANGE IN OWNERSHIP

        In the event the Company is acquired by merger or asset sale, all outstanding purchase rights will automatically be exercised immediately prior to the effective date of such acquisition. The purchase price will be equal to 85% of the lower of the fair market value per share of common stock on the participant's entry date into the offering period in which such acquisition occurs or the fair market value per share of common stock immediately prior to the effective date of such acquisition, but in no event will the fair market value on the participant's entry date be less than the fair market value per share of common stock on the start date of the offering period in which such acquisition occurs.

AMENDMENT AND TERMINATION

        The Purchase Plan will terminate upon the earlier of the last business day in December 2015 (assuming this Proposal 4 is approved by the Company's stockholders) or the date on which all shares available for issuance thereunder are sold pursuant to exercised purchase rights. However, the Company has specifically reserved the right, exercisable in the sole discretion of the Plan Administrator, to terminate all outstanding purchase rights under the Purchase Plan immediately following any semi-annual purchase date. If such right is exercised by the Company, then the Purchase Plan will terminate in its entirety, and no further purchase rights will be granted or exercised thereunder.

        The Board may amend or modify the provisions of the Purchase Plan at any time. However, the Board may not, without stockholder approval, increase the number of shares issuable under the Purchase Plan or the maximum number of shares which any one participant may purchase during a single offering period, alter the purchase price formula so as to reduce the purchase price, or materially increase the benefits accruing to participants.

FEDERAL TAX CONSEQUENCES

        The Purchase Plan is intended to be an employee stock Purchase Plan within the meaning of Section 423 of the Internal Revenue Code. Under a plan which so qualifies, no taxable income will be recognized by a participant, and no deductions will be allowable to the Company, upon either the grant or the exercise of the purchase rights. Taxable income will not be recognized until there is a sale or other disposition of the shares acquired under the Purchase Plan or in the event the participant should die while still owning the purchased shares.

        If the participant sells or otherwise disposes of the purchased shares within two years after his or her entry date into the offering period in which such shares were acquired or within one year after the semi-annual purchase date on which those shares were actually acquired, then the participant will recognize ordinary income in the year of sale or disposition equal to the amount by which the fair market value of the shares on the purchase date exceeded the purchase price paid for those shares, and the Company will be entitled to an income tax deduction, for the taxable year in which such disposition occurs, equal in amount to such excess.

        If the participant sells or disposes of the purchased shares more than two years after his or her entry date into the offering period in which the shares were acquired and more than one year after the semi-annual purchase date of those shares, then the participant will recognize ordinary income in the year of sale or disposition equal to the lower of the amount by which the fair market value of the shares on the sale or disposition date exceeded the purchase price paid for those shares or 15% of the fair market value of the shares on the participant's entry date into that offering period. Any additional gain upon the disposition will be taxed as a long-term capital gain. The Company will not be entitled to an income tax deduction with respect to such disposition.

        If the participant still owns the purchased shares at the time of death, his or her estate will recognize ordinary income in the year of death equal to the lower of the amount by which the fair market value of the shares on the date of death exceeds the purchase price or 15% of the fair market value of the shares on his or her entry date into the offering period in which those shares were acquired.

STOCK ISSUANCES

        The table below shows, as to the Named Executive Officers and as to the various indicated groups, the number of shares of common stock and the weighted average purchase price per share, with respect to transactions under the Purchase Plan effected during the period from January 1, 2004 to December 31, 2004.

        Non-employee directors are not eligible to participate in the Purchase Plan.

	Shares (#)	Weighted Average Purchase Price
John R. Lyon Chairman of the Board and Director	1,666	$1.39
Michael Owens, MD, MPH, FACPE, CPE President and Chief Executive Officer	1,623	$1.39
Howard Sampson, CPA Vice President of Finance and Chief Financial Officer	—	—
All current executive officers as a group (3 persons)	3,289	$1.39
All employees who are not executive officers	4,180	$1.38

NEW PURCHASE PLAN BENEFITS

        No shares of common stock have been issued under the Purchase Plan on the basis of the 150,000-share increase for which stockholder approval is sought under this Proposal 4.

STOCKHOLDER APPROVAL

        The affirmative vote of (i) the holders of a majority of the shares of common stock and Series A Convertible Preferred Stock, voting together as a single class, present in person or represented by proxy and entitled to vote at the Annual Meeting and (ii) the holders of at least two-thirds of the outstanding shares of Series A Convertible Preferred Stock, voting as a separate class, is required to approve this Proposal 4.

RECOMMENDATION OF THE BOARD OF DIRECTORS

        The Board of Directors recommends a vote FOR approval of Proposal 4.

PROPOSAL 5

APPROVAL OF AN AMENDMENT TO THE CERTIFICATE OF INCORPORATION
TO INCREASE THE AUTHORIZED COMMON STOCK

        The Board of Directors has approved an amendment to the Company's Second Restated Certificate of Incorporation to increase the number of authorized shares of common stock from 35,000,000 shares to 70,000,000 shares. The Board of Directors believes such amendment is in the best interests of the Company and its stockholders, and unanimously recommends that the Company's stockholders approve this amendment.

AMENDMENT TO THE CERTIFICATE OF INCORPORATION

        This proposed increase in the number of authorized shares of common stock will become effective upon the Company's filing of a Certificate of Amendment to Certificate of Incorporation with the Secretary of State of the State of Delaware. The Company currently plans to file the Certificate of Amendment as soon as reasonably practicable after receiving approval from its stockholders at the Annual Meeting. A copy of the form of Certificate of Amendment is attached to this Proxy Statement as Appendix C, and the following discussion is qualified in its entirety by the full text of the Amendment.

        If this Proposal 5 is approved, Section A of Article IV of the Second Restated Certificate of Incorporation will be amended to reflect an increase of 35,000,000 shares of common stock. The proposed amendment will not change the total number of authorized shares of the Company's preferred stock. The proposed amendment is set forth in its entirety below:

        "(A) CLASSES OF STOCK. This corporation is authorized to issue two classes of stock, denominated Common Stock and Preferred Stock. The Common Stock shall have a par value of $0.01 per share and the Preferred Stock shall have a par value of $0.01 per share. The total number of shares of Common Stock which the Corporation is authorized to issue is Seventy Million (70,000,000), and the total number of shares of Preferred Stock that this Corporation is authorized to issue is Five Million (5,000,000), which shares of Preferred Stock shall be undesignated as to series."

        The Board of Directors reserves the right pursuant to Section 242(c) of the Delaware General Corporation Law, notwithstanding stockholder approval and without further action by the stockholders, to determine not to proceed with this proposed increase in the number of authorized shares of common stock if, at any time before the filing of the proposed amendment with the Secretary of State of the State of Delaware, the Board of Directors determines that the increase in the number of authorized shares of common stock is no longer in the best interests of the Company and its stockholders.

PURPOSE AND RATIONALE FOR PROPOSED AMENDMENT

        The Company is currently authorized to issue a total of 35,000,000 shares of common stock. As of May 23, 2005, the record date, 11,062,346 shares of common stock and 826,447 shares of Series A Convertible Preferred Stock were issued and outstanding. In addition, 826,447 shares of common stock are currently reserved for issuance upon conversion of the Series A Convertible Preferred Stock, 5,037,664 shares of common stock are reserved for issuance upon exercise of outstanding options and warrants, and 993,724 shares of our common stock are reserved for issuance under the Plan. As a result, the Company currently has limited shares of common stock available for future issuance.

        The purpose of this proposal is to provide the Company with a sufficient number of shares of common stock to (i) complete the Private Placement as described in Proposal 2; (ii) increase the number of shares reserved for issuance under the Plan as described in Proposal 3; (iii) increase the number of shares reserved for issuance under the Purchase Plan as described in Proposal 4 and

(iv) provide the Company with a sufficient number of shares of common stock which are authorized for future issuances and other valid corporate purposes recommended and authorized by the Board of Directors.

        As stated under Proposal 2, the Company is seeking to complete a Private Placement in order to raise capital for development and expansion of the Company's business. The Company has determined that it must raise at least the Minimum Amount in the Private Placement to adequately fund its business and to regain compliance with the Nasdaq continued listing standards. Finally, the Board of Directors believes the availability of additional shares of common stock under the Plan will enable the Company to attract and retain talented employees by having a sufficient number of shares of common stock available for the grant of stock options and other stock-based incentives.

EFFECT OF PROPOSED AMENDMENT

        The increase in the authorized shares of common stock will not have an immediate effect on the rights of the existing stockholders. However, if this proposal is not approved, the Company will not have the ability to issue sufficient shares to support the corporate purposes described above, primarily to have enough authorized shares to complete the proposed financing.

        The shares of common stock authorized by this Proposal 5 will have the same rights, preferences and privileges of our previously authorized shares of common stock. Current holders of our common stock do not have preemptive rights, which means that they do not have a right to purchase a proportionate share of any new issuances of common stock in order to maintain their proportionate ownership of the Company. Therefore, the issuance of any additional shares of common stock will have a dilutive effect on the equity and voting power of existing holders of common stock. It may also adversely affect the market price of common stock.

ANTI-TAKEOVER EFFECTS

        The Board of Directors is not recommending this proposed amendment with an intent to use the ability to issue additional common stock to discourage tender offers or takeover attempts. However, the availability of authorized common stock for issuance could render more difficult or discourage a merger, tender offer, proxy contest or other attempt to obtain control of the Company. The proposed amendment is not in response to any effort on the part of any party to accumulate common stock or to acquire control of the Company by means of merger, tender offer, proxy contest or otherwise, or to change management.

APPROVAL REQUIRED

        The affirmative vote of the holders of a majority of the Company's outstanding shares of common stock and Series A Convertible Preferred Stock, voting together as a single class, entitled to vote at the Annual Meeting and (ii) the holders of at least two-thirds of the outstanding shares of Series A Convertible Preferred Stock, voting as a separate class, is required to approve Proposal 5.

RECOMMENDATION OF THE BOARD OF DIRECTORS

        The Board of Directors recommends a vote FOR approval of Proposal 5.

PROPOSAL 6

APPROVAL TO GIVE THE BOARD OF DIRECTORS THE AUTHORITY, AT ITS DISCRETION, TO
EFFECT A REVERSE SPLIT OF THE COMPANY'S COMMON STOCK

        The Board of Directors has recommended that the stockholders grant authority to the Board to file an amendment to the Company's Second Restated Certificate of Incorporation to effect, at the discretion of the Board, a reverse stock split of the issued and outstanding common stock in a ratio for such stock split that is not less than 2:1 nor greater than 10:1. The stockholders of the Company approved a similar proposal at a special meeting of the stockholders in April 2000. The Board has not necessarily determined that it will effect a reverse stock split if this proposal is approved, but, for the reasons discussed below, the Board recommends that the stockholders vote in favor of this proposal.

        If our stockholders approve this proposal, the Board of Directors will have the sole discretion to elect, within twelve months from the Annual Meeting and as it determines to be in the best interests of the Company, whether or not to effect the reverse stock split, and if so, the specific ratio to be used within this range and the exact timing of the reverse stock split. Should the stockholders approve this Proposal 6 and the Board of Directors elect to effect the reverse stock split, a number of shares of outstanding common stock ranging from 2 to 10 shares will be automatically converted into one share of common stock, and the market price of our common stock should increase proportionately.

        In deciding whether to implement the reverse stock split, and the ratio to be used, the Board of Directors will consider, among other things, (i) the market price of the common stock at such time; (ii) the number of shares that will be outstanding after the split; (iii) the stockholders' equity at such time; (iv) the shares of common stock available for issuance in the future; and (v) the nature of the Company's operations. The reverse stock split would only become effective upon filing a Certificate of Amendment to the Second Restated Certificate of Incorporation (the "Certificate of Amendment"). The form of Certificate of Amendment to effect the reverse stock split is attached to this Proxy Statement as Appendix D, and the following discussion is qualified in its entirety by the full text of the Amendment.

PURPOSES OF THE REVERSE STOCK SPLIT

        On April 28, 2005, the Company received notification from The Nasdaq Stock Market indicating that for the last 30 consecutive business days, the bid price of our common stock closed below the minimum $1.00 per share requirement for continued inclusion under Marketplace Rule 4310(c)(4). The Nasdaq notice indicated that the Company will be provided 180 calendar days, or until October 25, 2005, to regain compliance by having the bid price of our common stock close at $1.00 per share or above for a minimum of 10 consecutive trading days prior to October 25, 2005.

        On May 17, 2005, the Company received notice from The Nasdaq Stock Market that, based on our Form 10-QSB for the period ended March 31, 2005, the Company is no longer in compliance with Nasdaq Marketplace Rule 4310(c)(2)(B), which requires us to have a minimum of $2,500,000 in stockholders' equity, $35,000,000 market value of listed securities or $500,000 of net income from continuing operations for the most recently completed fiscal year or two of the three most recently completed fiscal years. The Staff of the Nasdaq Stock Market is reviewing the Company's eligibility for continued listing.

        On June 1, 2005, the Company submitted a detailed plan to the Nasdaq Stock Market regarding the Company's proposal to achieve and subsequently sustain in excess $2,500,000 in stockholders' equity and to comply with all of the Nasdaq SmallCap Market continued listing requirements. The Company's plan to meet the minimum stockholders' equity requirement involves (i) successfully raising at least $2,000,000 in gross proceeds through the Private Placement described in Proposal 2 and (ii) effecting the reverse stock split. There can be no assurance, however, that if the Company increases the bid price of the common stock by effecting a reverse stock split, that the common stock will maintain a bid price of at least $1.00 per share as required by Nasdaq Stock Market.

        The Board of Directors has considered the potential harm to the Company of a delisting of the Company's common stock and has determined that the consummation of the reverse stock split is the best way to maintain liquidity by achieving compliance with the Nasdaq SmallCap Market continued listing requirements if the Company's common stock continues to trade below $1.00 per share.

        The Board of Directors believes that stockholder approval of a range of exchange ratios (rather than a fixed exchange ratio) provides the Company with the flexibility to achieve the desired results of the reverse stock split. If the stockholders approve this proposal, the Board of Directors would effect a reverse stock split only upon the Board's determination that a reverse stock split would be in the best interests of the Company at that time. If the Board were to effect a reverse stock split, the Board would set the timing for such a split and select the specific ratio within the range set forth herein. No further action on the part of the stockholders will be required to either implement or abandon the reverse stock split. If stockholders approve the proposal, and the Board of Directors, determines to implement the reverse stock split, we would communicate to the public prior to the effective date of the reverse stock split, additional details regarding the reverse stock split, including the specific ratio the Board of Directors selects. If the Board of Directors does not implement the reverse stock split within 12 months from the Annual Meeting, the authority granted in this proposal to implement the reverse stock split will terminate. See "Principal Effects of the Reverse Stock Split" below for more detailed examples of the effects of the range of ratios.

        The Company believes that maintaining listing of the Nasdaq SmallCap Market will provide it with a market for its common stock that is more accessible than if the Company's common stock was traded on the OTC Bulletin Board or in the "pink sheets" maintained by the National Quotation Bureau, Inc. Such alternative markets are generally considered to be less efficient than, and not as broad as, the Nasdaq SmallCap Market. Among other factors, trading on the Nasdaq SmallCap Market increases liquidity and may potentially minimize the spread between the "bid" and "ask" prices quoted by market makers. Further, a Nasdaq SmallCap Market listing may enhance the Company's access to capital, increase the Company's flexibility in responding to anticipated capital requirements and facilitate the use of its common stock in acquisitions and financing transactions that it may undertake. The Company believes that prospective investors will view an investment in the Company more favorably if its shares qualify for listing on the Nasdaq SmallCap Market as compared with the OTC market.

        We expect that a reverse stock split will increase the market price of our common stock so that we are able to maintain compliance with the Nasdaq minimum bid price listing standard. However, the effect of a reverse stock split upon the market price of our common stock cannot be predicted with any certainty, and the history of similar stock split combinations for companies in like circumstances is varied. It is possible that the per share price of the common stock after the reverse stock split will not rise in proportion to the reduction in the number of shares of the common stock outstanding resulting from the reverse stock split, and there can be no assurance that the market price per post-reverse split share will either exceed or remain in excess of the $1.00 minimum bid price for a sustained period of time. The market price of our common stock may vary based on other factors that are unrelated to the number of shares outstanding, including our future performance.

        The Board of Directors reserves its right to elect not to proceed, and abandon, the reverse stock split if it determines, in its sole discretion, that this proposal is no longer in the best interests of the Company.

CONSEQUENCES IF STOCKHOLDER APPROVAL FOR PROPOSAL 6 IS NOT OBTAINED

        If stockholder approval for this Proposal 6 is not obtained, we will not be able to file the Certificate of Amendment to effect a reverse stock split of the Company's outstanding common stock.

Unless the bid price for our common stock increases to greater than $1.00 for ten consecutive trading days prior to October 25, 2005, we will not meet the continued listing requirements for the Nasdaq SmallCap Market. If we have not regained compliance by October 25, 2005, the Staff of the Nasdaq will determine whether we meet the initial listing criteria for The Nasdaq SmallCap Market set forth in Marketplace Rule 4310(c), except for the bid price requirement. If we meet the initial listing criteria, the Staff will provide us an additional 180 calendar day compliance period. If we are not eligible for an additional compliance period, the Staff will provide written notification that our securities will be delisted. At that time, we may appeal the Staff's determination to delist our common stock to a Listing Qualifications Panel. No assurance can be given that we will be eligible for the additional 180 day compliance period or, if applicable, that we will regain compliance during any additional compliance period. If we are unable to qualify for the additional compliance period, or if we are unable to regain compliance during any such period, our common stock will likely be transferred to the OTC Bulletin Board or OTC Market.

        If we fail to meet all applicable Nasdaq SmallCap Market requirements and Nasdaq determines to delist our common stock, the delisting could adversely affect the market liquidity of our common stock and the market price of our common stock could decrease. Delisting could also adversely affect our ability to obtain financing for the continuation of our operations and/or result in the loss of confidence by investors, customers and employees.

PRINCIPAL EFFECTS OF THE REVERSE STOCK SPLIT

        If the stockholders approve this proposal and the Board of Directors elects to effect the reverse stock split, our outstanding shares of common stock will be reduced by the split ratio and the market price of our common stock on the Nasdaq SmallCap Market should increase proportionately. Similarly, the number of shares that may be acquired upon the exercise of our outstanding options and warrants will be decreased and the exercise price under these options and warrants will increase proportionately, in each case as described below.

        Common Stock.    Our common stock is currently registered under Section 12(g) of the Securities Exchange Act of 1934 (the "Exchange Act"), and we are subject to the periodic reporting and other requirements of the Exchange Act. The reverse stock split within the range of the ratios proposed herein will affect the registration of our common stock under the Exchange Act. If the reverse stock split is implemented, our common stock will continue to be listed on the Nasdaq SmallCap Market under the symbol "IVOW," although we expect that Nasdaq would temporarily append an additional letter to our trading symbol after the reverse stock split to provide stockholders with notice of the action.

        After the effective date of the reverse stock split, each stockholder will own fewer shares of our common stock. However, the reverse stock split will affect all of our stockholders uniformly and will not affect any stockholder's percentage ownership interests in us, except to the extent that the reverse stock split results in any of our stockholders owning a fractional share, as described below. Proportionate voting rights and other rights and preferences of the holders of our common stock will not be affected by the reverse stock split other than as a result of the payment of cash in lieu of fractional shares. A reverse stock split is likely to result in some stockholders owning "odd lots" of fewer than 100 shares of common stock. Brokerage commissions and other costs of transactions in odd lots are generally somewhat higher than the costs of transactions on "round lots" of even multiples of 100 shares.

        The reverse stock split would not change the number of authorized shares of common stock designated by our Certificate of Incorporation. Currently, we have authorized 35,000,000 shares of common stock (not including the proposed increase in the number of authorized shares of common stock as set forth in Proposal 5). Thus, because the number of issued and outstanding shares of common stock would decrease, the number of shares remaining available for issuance under our Second Restated Certificate of Incorporation would increase. These additional shares of common stock would be available for issuance from time to time for corporate purposes such as raising additional capital, acquisitions of companies or assets and sales of stock or securities convertible into or exercisable for common stock. We believe that the availability of the additional shares will provide us with the flexibility to meet business needs as they arise and to take advantage of attractive opportunities. If we issue additional shares for any of these purposes, the ownership interest of our current stockholders would be diluted in the same manner as would result in any other share issuance.

        This proposal has been prompted solely by the business considerations discussed in the preceding paragraphs. Nevertheless, the additional shares of common stock that would become available for issuance if a reverse stock split is effected could also be used by the Company's management to oppose a hostile takeover attempt or delay or prevent changes in control. The Board of Directors is not aware of any pending takeover or other transactions that would result in a change in control of the Company, and the proposal was not adopted in response to any such proposals.

        The following table depicts, by way of example, the potential effects of the reverse stock split, assuming certain exchange ratios within the 2:1 to 10:1 range, upon the number of shares of common stock outstanding, the number of shares of common stock reserved for future issuance and the number of shares of common stock that would be available for issuance after the reverse stock split at each given ratio. The numbers provided below are as of March 31, 2004, the end of our most recently completed fiscal quarter.

Reverse Stock Split	Common Sock Outstanding		Shares Reserved for Issuance
Before Split	11,062,346		5,864,111
2:1	5,531,173	(1)	2,932,056
3:1	3,687,449	(1)	1,954,704
4:1	2,765,587	(1)	1,466,028
5:1	2,212,469	(1)	1,172,822
6:1	1,843,724	(1)	977,352
7:1	1,580,335	(1)	837,730
8:1	1,382,793	(1)	733,014
9:1	1,229,150	(1)	651,568
10:1	1,106,235	(1)	586,411

(1)
Represents the total number of shares of common stock outstanding after the reverse stock split, but without giving effect to any changes resulting from the payment of cash in lieu of fractional shares.

        Series A Convertible Preferred Stock.    The reverse stock split will have no effect on the number of shares of Series A Preferred Stock outstanding, if any, at the time of the reverse stock split. The reverse stock split, however, will effect the conversion rights of the holders of Series A Preferred Stock. The Amended Certificate of Designations of Series A Convertible Preferred Stock provides that upon a reverse stock split, the applicable conversion price of the Series A Preferred Stock shall be appropriately increased so that the number of shares of common stock issuance on conversion of each such share of Series A Preferred Stock shall be decreased in proportion to such decrease in outstanding shares.

OPTIONS AND WARRANTS

        All outstanding options and warrants to purchase shares of our common stock, including those held by our officers and directors, would be adjusted as a result of any reverse stock split. In particular, the number of shares issuable upon the exercise of each instrument would be reduced, and the exercise price per share, if applicable, would be increased, in accordance with the terms of each instrument and based on the ratio of the reverse stock split. For example, if an employee had an option under the Plan to purchase 5,000 shares of common stock at $1.00 per share, and if we effected a 2:1 reverse stock split, that option after the reverse stock split would represent the right to purchase 2,500 shares of common stock at a price of $2.00 per share. Also, the number of shares reserved for issuance under our existing stock option and equity incentive plans would be reduced proportionally based on the ratio of the reverse stock split.

FRACTIONAL SHARES

        No fractional shares of our common stock will be issued as a result of the proposed reverse stock split. In lieu of issuing fractional shares, the Company will pay each stockholder who would otherwise be entitled to receive a fractional share (after taking into account and aggregating all shares of common stock then held by a stockholder) an amount in cash, without interest, equal to the closing stock price of the Company's common stock, as quoted on the Nasdaq SmallCap Market on the day of the effective time of the reverse stock split (determined on a post-split basis), multiplied by the fractional share amount.

ACCOUNTING MATTERS

        The par value of our common stock will remain at $0.01 per share after the reverse stock split. As a result, the stated capital on our balance sheet attributable to our common stock will be reduced proportionately at the effective time of the reverse stock split, and the additional paid-in capital account will be credited with the amount by which the stated capital is reduced. Our financial statements prepared after the effective time of the reverse stock split will restate net income or loss and other per share amounts for periods ending before the reverse stock split to give retroactive effect to the reverse stock split.

IMPLEMENTATION AND EXCHANGE OF STOCK CERTIFICATES

        If our stockholders approve this proposal and our Board of Directors decides to effectuate a reverse stock split, we will file the Certificate of Amendment with the Delaware Secretary of State. The reverse stock split will become effective at the time specified in the Certificate of Amendment, which we expect to be upon the close of trading on the Nasdaq SmallCap Market on the date the Company files the amendment, and which we refer to as the effective date.

        As of the effective date of the reverse stock split, each certificate representing shares of our common stock before the reverse stock split would be deemed, for all corporate purposes, to evidence ownership of the reduced number of shares of our common stock resulting from the reverse stock split, except that holders of unexchanged shares would not be entitled to receive any dividends or other distributions payable by the Company after the effective date until they surrender their old stock certificates for exchange. All shares underlying options and warrants and other securities would also be automatically adjusted on the effective date.

        The Company's transfer agent is expected to act as the exchange agent for purposes of implementing the exchange of stock certificates. As soon as practicable after the effective date, stockholders and holders of securities exercisable for the Company's common stock would be notified of the effectiveness of the reverse stock split. Stockholders of record would receive a letter of transmittal requesting them to surrender their old stock certificates for new stock certificates reflecting the adjusted number of shares as a result of the reverse stock split. Beneficial holders (persons who hold their shares in brokerage accounts or "street name") would not be required to take any further actions to effect the exchange of their shares. No new certificates would be issued to a stockholder until such stockholder has surrendered any outstanding certificates together with the properly completed and executed letter of transmittal to the exchange agent. Until surrender, each certificate representing shares before the reverse stock split would continue to be valid and would represent the adjusted number of shares based on the ratio of the reverse stock split. Stockholders should not destroy any stock certificate and should not submit any certificates until they receive a letter of transmittal.

NO DISSENTERS RIGHTS

        In connection with the approval of the reverse stock split, stockholders of the Company will not have a right to dissent and obtain payment for their shares under Delaware law or the Company's Certificate of Incorporation or bylaws.

TAX CONSEQUENCES TO COMMON STOCKHOLDERS

        The following discussion sets forth the material United States federal income tax consequences that management believes will apply with respect to the Company and the stockholders of the Company who are United States holders at the effective time of the reverse stock split. This discussion does not address the tax consequences of transactions effectuated prior to or after the reverse stock split, including, without limitation, the tax consequences of the exercise of options, warrants or similar rights to purchase stock. Furthermore, no foreign, state or local tax considerations are addressed herein. For this purpose, a United States holder is a stockholder that is: (i) a citizen or resident of the United States, (ii) a domestic corporation, (iii) an estate whose income is subject to United States federal income tax regardless of its source, or (iv) a trust if a United States court can exercise primary supervision over the trust's administration and one or more United States persons are authorized to control all substantial decisions of the trust.

        Other than with respect to any cash payments received in lieu of fractional shares discussed below, no gain or loss should be recognized by a stockholder upon his or her exchange of pre-reverse stock split shares for post-reverse stock split shares. The aggregate tax basis of the post-reverse stock split shares received in the reverse stock split (including any fraction of a new share deemed to have been received) will be the same as the stockholder's aggregate tax basis in the pre-reverse stock split shares exchanged therefor. The stockholder's holding period for the post-reverse stock split shares will include the period during which the stockholder held the pre-reverse stock split shares surrendered in the reverse stock split.

        A stockholder who receives cash in lieu of a fractional share that would otherwise be issued in the reverse stock split will be deemed for federal income tax purposes to have first received the fractional share, with a basis and holding period determined in accordance with the foregoing paragraph. The stockholder will then be deemed to have sold that fractional share to the Company for the cash actually received. The receipt of cash instead in the deemed sale of a fractional share will result in a taxable gain or loss equal to the difference between the amount of cash received and the holder's adjusted federal income tax basis in the fractional share. Gain or loss will generally be a capital gain or loss. Capital gain of a non-corporate United States holder is generally taxed at a lower rate than other income where the property has a holding period of more than one year. Deduction of capital losses are subject to limitation.

TAX CONSEQUENCES FOR THE COMPANY

        We should not recognize any gain or loss as a result of the reverse stock split.

APPROVAL REQUIRED

        The affirmative vote of the holders of a majority of the Company's outstanding shares of common stock and Series A Convertible Preferred Stock, voting together as a single class, entitled to vote at the

Annual Meeting and (ii) the holders of at least two-thirds of the outstanding shares of Series A Convertible Preferred Stock, voting as a separate class, is required to approve Proposal 6.

RECOMMENDATION OF THE BOARD OF DIRECTORS

        The Board of Directors recommends a vote FOR approval of Proposal 6.

PROPOSAL 7

RATIFICATION OF THE SELECTION OF INDEPENDENT AUDITORS

        The Audit Committee has selected J. H. Cohn LLP to serve as the Company's independent accountants for the fiscal year ending December 31, 2005. J. H. Cohn LLP has audited the Company's financial statements for the fiscal year ended December 31, 2004. The Audit Committee considers J. H. Cohn LLP to be well qualified. Neither J. H. Cohn LLP nor any of its members has any relationship with the Company nor any of its officers or directors, except in the firm's capacity as our independent auditors.

        Although it is not required to do so, the Audit Committee is submitting its selection of the Company's independent accountants for ratification at our Annual Meeting in order to ascertain the views of stockholders regarding the selection. If the selection is not ratified, the Audit Committee will reconsider its selection. Even if the selection is ratified, the Audit Committee, in its discretion, may direct the appointment of a different independent auditing firm at any time during the fiscal year if it feels that such a change would be in the Company's and its stockholders best interests.

        A representative of J. H. Cohn LLP is expected to be present at the Annual Meeting, will have the opportunity to make a statement if he or she desires to do so, and will be available to respond to appropriate questions.

CHANGES IN REGISTRANT'S CERTIFYING ACCOUNTANT

        On October 1, 2004, the Company notified Ernst & Young LLP of E&Y's dismissal in connection with the Company's decision to engage new auditors as the Company's independent accountants. On that date, the Company appointed J.H. Cohn LLP for the fiscal year ended December 31, 2004 as the Company's new independent accountants. The decision to engage J.H. Cohn LLP was approved by the Company's Board of Directors at its meeting on September 27, 2004 based upon the recommendation of the Audit Committee. The appointment was effective immediately.

        The reports of E&Y on the Company's consolidated financial statements for the years ended December 31, 2002 and 2003 did not contain any adverse opinion, or disclaimer of opinion, nor were they qualified or modified as to audit scope or accounting principles. However, E&Y's report for the year ended December 31, 2003 included an explanatory paragraph noting the Company's limited liquid resources, recurring losses from operations and the Company's need to raise additional capital, all of which raised substantial doubt about the Company's ability to continue as a going concern.

        In connection with its audits of the Company's consolidated financial statements for the years ended December 31, 2002 and 2003, and the interim period through October 1, 2004, there were no disagreements with E&Y on any matter of accounting principles or practices, financial statement disclosure or auditing scope or procedures, which disagreements, if not resolved to the satisfaction of E&Y, would have caused it to make reference thereto in its reports. There were no "reportable events" as that term is defined in Item 304(a)(1)(v) of Regulation S-K.

        During the Company's two most recent fiscal years and the period from the end of the most recent fiscal year to the date of appointment of J.H. Cohn LLP, neither the Company nor anyone acting on its behalf consulted with J.H. Cohn LLP with respect to the application of accounting principles to a specified transaction, either completed or proposed, or the type of audit opinion that might be rendered on the Company's financial statements, or any other matters or events set forth in Items 304(a)(2)(i) and (ii) of Regulation S-K.

PRINCIPAL ACCOUNTANT FEES AND SERVICES

        The following table shows the fees paid or accrued by the Company for the audit and other services provided by J.H. Cohn LLP and Ernst & Young LLP during fiscal 2004 and for Ernst & Young LLP during fiscal 2003.

	2004	2003
Audit Fees(1)	$218,016	$96,000
Audit-Related Fees(2)	—	—
Tax Fees(3)	17,250	7,500
All other Fees(4)	—	5,500

Total	$235,266	$119,200

(1)
Audit fees represent fees for professional services provided in connection with the audit of our annual financial statements and review of our quarterly financial statements and audit services provided in connection with other statutory or regulatory filings.

(2)
Audit-related fees consisted primarily of accounting consultations, employee benefit plan audits, services related to business acquisitions and divestitures and other attestation services.

(3)
For fiscal 2004 and 2003, respectively, tax fees principally included tax compliance fees of $15,000 and $7,500, and tax advice and tax planning fees of $2,250 and $0.

(4)
All other fees principally include miscellaneous consulting services.

VOTE REQUIRED

        The affirmative vote of the holders of a majority of the shares of common stock and Series A Convertible Preferred Stock, voting together as a single class, present in person or represented by proxy and entitled to vote at the Annual Meeting is required to approve this Proposal 7.

RECOMMENDATION OF THE BOARD OF DIRECTORS

        The Board of Directors recommends a vote FOR approval of Proposal 7.

PROPOSAL 8

TRANSACTION OF OTHER MATTERS

        The Board of Directors knows of no other matters that will be presented for consideration at the Annual Meeting. If any other matters properly come before the Annual Meeting, it is the intention of the persons named in the enclosed form of Proxy to vote the shares they represent as the Board of Directors may recommend. Discretionary authority with respect to such other matters is granted by the execution of the enclosed Proxy.

GOVERNANCE OF THE COMPANY

        Pursuant to the Delaware General Corporation Law and the Company's Restated Bylaws, the Company's business, property and affairs are managed by or under the direction of the Board of Directors. Members of the Board are kept informed of the Company's business through discussions with the Chief Executive Officer and other officers, by reviewing materials provided to them and by participating in meetings of the Board and its committees.

BOARD COMMITTEES AND MEETINGS

        The Board of Directors held thirteen meetings during the fiscal year ended December 31, 2004. The Board of Directors has an Audit Committee, a Compensation Committee and a Nominating/Corporate Governance Committee. Each of the Company's seven directors attended or participated in 75% or more in the aggregate of (i) the total number of meetings of the Board of Directors and (ii) the total number of meetings held by all committees of the Board on which such director served during the 2004 fiscal year. The Compensation Committee held three meetings during the 2004 fiscal year. The Audit Committee met seven times during the 2004 fiscal year. The Nominating/Corporate Governance Committee met one time during the 2004 fiscal year. The Board of Directors has determined that the following directors are independent under Nasdaq rules: Messrs. Pancoast, DeHuff, Durham and Hornthal.

        Audit Committee.    The Audit Committee of the Board of Directors currently consists of Messrs. Pancoast, DeHuff and Durham. The Board has determined that all members of the Audit Committee are independent directors under the rules of the Nasdaq Stock Market and each of them is able to read and understand fundamental financial statements, and that Mr. Pancoast qualifies as an "audit committee financial expert" as that term is defined in Item 401(h) of Regulation S-K The purpose of the Audit Committee is to oversee our accounting and financial reporting processes and audits of our financial statements. The responsibilities of the Audit Committee include appointing and providing the compensation of the independent accountants to conduct the annual audit of our accounts, reviewing the scope and results of the independent audits, reviewing and evaluating internal accounting policies, and approving all professional services to be provided to the Company by its independent accountants. The Board of Directors has adopted a formal written charter for the Audit Committee.

        Compensation Committee.    The Compensation Committee currently consists of Messrs. DeHuff, Durham and Hornthal. The Compensation Committee administers the Company's benefit plans, reviews and administers all compensation arrangements for executive officers, and establishes and reviews general policies relating to the compensation and benefits of our officers and employees. There are no interlocking relationships between any of our executive officers and members of the Compensation Committee, on the one hand, and the executive officers and compensation committee of any other company, on the other hand, nor has any such interlocking relationship existed during the 2004 Fiscal Year. The Board of Directors has adopted a formal written charter for the Compensation Committee.

        Nominating/Corporate Governance Committee.    The Nominating/Corporate Governance Committee currently consists of Messrs. DeHuff, Hornthal and Pancoast. The Nominating/Corporate Governance Committee purpose is to identify individuals qualified to serve as members of the Board of the Company, recommend nominees for election as directors of the Company, evaluate the Board's performance, develop and recommend to the Board corporate governance guidelines and provide oversight with respect to corporate governance and ethical conduct. The Board of Directors has adopted a formal written charter for the Nominating/Corporate Governance Committee.

        Other Committees.    Our Board of Directors may establish other committees as it deems necessary or appropriate from time to time. The Board of Directors created a Financing Committee consisting of Messrs. Lyon and DeHuff for purposes of evaluating the Company's need to complete the proposed 2005 Financing and determine whether the proposed terms of 2005 Financing should be recommended to the Board of Directors.

DIRECTOR NOMINATIONS

        Criteria for Board Membership.    In selecting candidates for appointment or re-election to the Board, the Nominating/Corporate Governance Committee considers the appropriate balance of experience, skills and characteristics required of the Board of Directors, and seeks to insure that at least a majority of the directors are independent under the rules of the Nasdaq Stock Market and that members of the Company's audit committee meet the requisite financial literacy and sophistication requirements. Nominees for director are selected on the basis of their depth and breadth of experience, integrity, ability to make independent analytical inquiries, understanding of the Company's business environment and willingness to devote adequate time to Board duties.

        Stockholder Nominees.    The Nominating/Corporate Governance Committee will consider written proposals from stockholders for nominees for director. Any such nominations should be submitted to the Board of Directors c/o the Secretary of the Company and should include the following information: (a) all information relating to such nominee that is required to be disclosed pursuant to Regulation 14A under the Securities Exchange Act of 1934 (including such person's written consent to being named in the proxy statement as a nominee and to serving as a director if elected); (b) the names and addresses of the stockholders making the nomination and the number of shares of the Company's common stock which are owned beneficially and of record by such stockholders; and (c) appropriate biographical information and a statement as to the qualification of the nominee, and should be submitted in the time frame described in the Bylaws of the Company and under the caption, "Stockholder Proposals for 2006 Annual Meeting" below.

        Process for Identifying and Evaluating Nominees.    The Nominating/Corporate Governance Committee believes the Company is well-served by its current directors. In the ordinary course, absent special circumstances or a material change in the criteria for Board membership, the Nominating/Corporate Governance Committee will re-nominate incumbent directors who continue to be qualified for Board service and are willing to continue as directors. If an incumbent director is not standing for re-election, or if a vacancy on the Board occurs between annual stockholder meetings, the Nominating/Corporate Governance Committee will seek out potential candidates for Board appointment who meet the criteria for selection as a nominee and have the specific qualities or skills being sought. Director candidates will be selected based on input from members of the Board, senior management of the Company and, if the Nominating/Corporate Governance Committee deem appropriate, a third-party search firm. The Nominating/Corporate Governance Committee will evaluate each candidate's qualifications and check relevant references; in addition, such candidates will be interviewed by at least one of the Nominating/Corporate Governance Committee. Candidates meriting serious consideration will meet with all members of the Board. Based on this input, the Nominating/Corporate Governance Committee will evaluate which of the prospective candidates is qualified to serve as a director and whether it should be recommend to the Board that this candidate be appointed to fill a current vacancy on the Board, or presented for the approval of the stockholders, as appropriate.

        Board Nominees for the 2005 Annual Meeting.    Each of the nominees listed in this Proxy Statement are current directors standing for re-election.

DIRECTOR COMPENSATION

        The Company reimburses its directors for all reasonable and necessary travel and other incidental expenses incurred in connection with their attendance at meetings of the Board. The Company also compensates its outside directors $1,000 per month for their services as directors, $1,500 for each board meeting that they attend in person, $250 for each telephonic meeting and $500 for each committee meeting they participate in.

        Under the Company's 1997 Stock Option/Issuance Plan, as amended, which was adopted in February 1997 and amended in March and May 1997, in June 2001, in June 2003 and in October 2004, on the date of each Annual Meeting, option grants shall be made to (i) each new director who is elected to the Board at that particular Annual Meeting and (ii) each continuing director. Each director shall be granted an option to purchase 40,000 shares of common stock at the Annual Meeting at which he or she is first elected to the Board and an option to purchase 10,000-shares of common stock at each Annual Meeting thereafter. In addition, each new director who is elected to the Board at a time other than an Annual Meeting shall be granted an option to purchase 40,000 shares of common stock and shall thereafter be eligible for the regular 10,000-share grants described above. Each director automatically received an option to purchase 40,000 shares on October 21, 2004. These options will have an exercise price equal to 100% of the fair market value of the common stock on the grant date. The grant of 40,000 shares as follows: 50% upon completion of one year of Service and 25% upon completion of each of the second and third years of Service. Each 10,000 share option grant shall vest upon completion of one year of Service from the date of grant. No portion of the automatic option grant shall vest after the optionee has ceased to be a member of the Board. However, the shares will immediately vest in full upon changes in control or ownership or upon the optionee's death or disability. Following the optionee's cessation of Board service for any reason, each outstanding automatic option remains exercisable for a 30-month period and may be exercised during that time for any or all shares in which the optionee is vested at the time of such cessation of Board service.

COMMUNICATIONS WITH DIRECTORS

        The Company has a policy of encouraging all directors to attend the annual stockholder meetings. Three of our directors attended the 2004 annual meeting.

        Any stockholder who desires to contact any member of the Company's Board of Directors or management can write to:

iVOW, Inc.
2101 Faraday Avenue
Carlsbad, California 92008
Attn: Corporate Secretary

        Your letter should indicate that you are an iVow stockholder. Depending on the subject matter, the Company's Corporate Secretary will: forward the communications to the director or directors to whom it is addressed; forward the communications to the appropriate management personnel; attempt to handle the inquiry directly, for example where it is a request for information about the Company, or it is a stock-related matter; or not forward the communication if it is primarily commercial in nature or if it relates to an improper or irrelevant topic.

CODE OF ETHICS

        The Company has adopted a code of ethics that applies to all officers and employees, including our principal executive officer and principal financial officer. This code of ethics is available on our website at http://www.ivow.com. Information on the Company's website does not constitute a part of this Proxy Statement.

AUDIT COMMITTEE REPORT

        The following is the report of the Audit Committee with respect to the Company's audited financial statements for the fiscal year ended December 31, 2004, included in the Company's Annual Report on Form 10-K, as amended, for that year. The Audit Committee conducts its activities pursuant to a written charter adopted by the Board of Directors.

        The Audit Committee has reviewed and discussed these audited financial statements with management of the Company.

        The Audit Committee has discussed with the Company's independent auditors, J. H. Cohn LLP, the matters required to be discussed by SAS 61 (Codification of Statements on Auditing Standards, AU Section 380) as amended, which includes, among other items, matters related to the conduct of the audit of the Company's financial statements.

        The Audit Committee has received the written disclosures and the letter from J. H. Cohn LLP required by Independence Standards Board Standard No. 1 ("Independence Discussions with Audit Committees") as amended, and has discussed with J. H. Cohn LLP the independence of J. H. Cohn LLP from the Company.

        Based on the review and discussions referred to above in this report, the Audit Committee recommended to the Company's Board of Directors that the audited financial statements be included in the Company's Annual Report on Form 10-K for the year ended December 31, 2004, for filing with the Securities and Exchange Commission.

                      Submitted by the Audit Committee
                      of the Board of Directors

                      Mr. Pancoast
                      Mr. DeHuff
                      Mr. Durham

OWNERSHIP OF SECURITIES

        The following table sets forth certain information known to us with respect to the beneficial ownership of our common stock as of March 31, 2005, by (i) all persons who are beneficial owners of five percent (5%) or more of our common stock, (ii) each director, (iii) the Named Executive Officers and (iv) all directors and Named Executive Officers as a group.

        Except as indicated in the footnotes to this table, the persons named in the table have sole voting and investment power with respect to all shares of common stock shown as beneficially owned by them, subject to community property laws, where applicable. Share ownership in each case includes shares issuable upon exercise of certain outstanding options as described in the footnotes below. The address for those individuals for which an address is not otherwise indicated is: 2101 Faraday Avenue, Carlsbad, California 92008.

Name and Address of Beneficial Owner	Number of Shares	Percentage Beneficially Owned(1)
5% of Greater Stockholders
MedCap Partners L.P.(2) 500 Third Street, Suite 535 San Francisco, CA 94107	4,316,196	33.6%
SBIC Partners, L.P.(3) 201 Main Street, Suite 2302 Fort Worth, TX 76102	789,628	6.6%
Directors and Named Executive Officers
C. Fred Toney(2)	4,316,196	33.6%
Scott R. Pancoast(4)	420,192	3.5%
John R. Lyon(5)	248,239	2.1%
Michael H. Owens, M.D.(6)	83,753	*
John Kennedy(7)	71,008	*
Stephen Gorgol(8)	53,113	*
Howard Sampson(9)	28,880	*
George B. Dehuff(10)	12,500	*
James D. Durham	—	—
James Hornthal	—	—
All directors and executive officers as a group (10 persons)(11)	5,111,383	38.9%

*
Less than 1%

(1)
Percentage of ownership is based on 11,062,346 shares of common stock and 826,447 shares of Series A Convertible Preferred Stock outstanding on March 31, 2005. Shares of common stock subject to stock options and warrants which are currently exercisable or will become exercisable within 60 days after March 31, 2005, are deemed outstanding for computing the percentage of the person or group holding such options or warrants, but are not deemed outstanding for computing the percentage of any other person or group.

(2)
Includes 3,163,895 shares beneficially owned by MedCap Partners L.P. and 940,271 shares issuable upon exercise of warrants, 212,030 shares beneficially owned by MedCap Master Fund, L.P. C. Fred Toney, one of our directors, is a Managing Member of MedCap Management & Research LLC, which is the General Partner of MedCap Partners L.P.

(3)
Includes 452,523 shares beneficially owned by SBIC Partners, L.P., a Texas limited partnership ("SBIC Partners"). Also includes 337,105 shares of Series A Convertible Preferred Stock acquired in a Preferred Stock financing on March 3, 2003 by SBIC Partners, L.P. SBIC Partners is the

  beneficial owner of all shares of the Company's common stock registered in its name. Forrest Binkley & Brown L.P., a Texas limited partnership ("FBB"), is the managing general partner of SBIC Partners, and Forrest Binkley & Brown Venture Co., a Texas corporation ("Venture Co."), is the sole general partner of FBB.

(4)
Includes 3,750 shares issuable upon exercise of options exercisable within 60 days of March 31, 2005. Also includes 7,100 share of common stock and 409,342 shares of Series A Convertible Preferred Stock beneficially owned by Scott R. Pancoast.

(5)
Includes 186,034 shares issuable upon exercise of options exercisable within 60 days of March 31, 2005.

(6)
Includes of 82,130 shares issuable upon exercise of options exercisable within 60 days of March 31, 2005.

(7)
Includes of 58,000 shares issuable upon exercise of options exercisable within 60 days of March 31, 2005.

(8)
Includes 45,302 shares issuable upon exercise of options exercisable within 60 days of March 31, 2005.

(9)
Consists of 28,880 shares issuable upon exercise of options exercisable within 60 days of March 31, 2005.

(10)
Consists of 12,500 shares issuable upon exercise of options exercisable within 60 days of March 31, 2005.

(11)
Includes 313,294 shares issuable upon exercise of options exercisable within 60 days of March 31, 2005. Also includes 940,271 shares issuable upon exercise of warrants. See also footnotes 2 and 4.

Equity Compensation Plan Information

        The following table contains aggregated information regarding our equity compensation plans as of December 31, 2004.

Plan Category(1)	Number of securities to be issued upon exercise of outstanding options, warrants and rights (#)	Weighted average exercise price of outstanding options, warrants and rights ($)/sh.	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a)) (#)
	(a)	(b)	(c)
Equity compensation plans approved by security holders(1)	1,070,912	$2.36	1,264,213
Equity compensation plans not approved by security holders	None	None	None
Total	1,070,912	$2.36	1,264,213

(1)
Equity compensation plans approved by our security holders include our 1997 Stock Option/Stock Issuance Plan and our 1997 Employee Stock Purchase Plan.

EXECUTIVE OFFICERS

        The executive officers of the Company as of April 1, 2005, are as follows:

Name	Age	Position
Michael H. Owens, M.D.(1)	53	President, Chief Executive Officer, Chief Medical Officer and Director
Howard Sampson(2)	54	Vice President of Finance, Chief Financial Officer and Secretary

(1)
Dr. Owens became the Company's Chief Executive Officer as of April 1, 2005.

(2)
Mr. Sampson became the Company's Chief Financial Officer and Secretary as of July 1, 2004.

        MICHAEL H. OWENS, M.D.    Dr. Owens' information is provided in the prior section.

        HOWARD SAMPSON    Mr. Sampson started as a consultant to iVOW in January 2004 and assumed the role of Vice President of Finance and Chief Financial Officer in July 2004. Prior to that Mr. Sampson served as Vice President and Chief Financial Officer for The Immune Response Corporation from May 1999 to July 2002 and for Genta Inc. from December 1991 to October 1996. Mr. Sampson also was employed by Gen-Probe Inc. from 1986 to 1990 where he held various positions including Controller and Treasurer and Chief Financial Accountant. Mr. Sampson has also held various senior consulting positions with both public and private corporate medical clients between periods of employment. Mr. Sampson also serves as a director of a private company. Mr. Sampson is a Certified Public Accountant (California) and began his career in public accounting with KPMG in San Diego. Mr. Sampson is a graduate of San Diego State University.

EXECUTIVE COMPENSATION AND OTHER INFORMATION

EXECUTIVE COMPENSATION

        The following table provides summary information concerning the compensation earned by our Chief Executive Officer, our Chief Financial Officer and two of our former executive officers, who earned more than $100,000 for services rendered in all capacities for the fiscal year ended December 31, 2004. No executive officers who would have otherwise been included in such table on the basis of salary and bonus earned for the 2004 fiscal year has been excluded by reason of his or her termination of employment or change in executive status during that year. The listed individuals shall be hereinafter referred to as the "Named Executive Officers" in this Form.

SUMMARY COMPENSATION TABLE(1)

Long-Term Compensation Awards
		Annual Compensation				Securities Underlying Options/SARS (#)
Name and Principal Position							All Other Compensation
	Year	Salary(1)		Bonus(2)
John R. Lyon(3) Chairman of Board	2002 2003 2004	$ $ $	214,446 214,446 214,446	$	— 45,000 —	35,000 — 50,000		— — —
Michael H. Owens, M.D. Chief Executive Officer, President and Director	2002 2003 2004	$ $	— 64,904 225,000		— — —	— 60,000 57,500		— — —
John Kennedy(4)	2002 2003 2004	$ $ $	195,700 195,700 63,221	$	— — 100,000	25,000 — —		— — —
Stephen A. Gorgol(5)	2002 2003 2004	$ $ $	138,000 138,000 142,848	$	— — 60,000	20,000 — —		— — —
Howard Sampson(5)(6) Vice President of Finance, Chief Financial Officer And Secretary	2002 2003 2004	$	— — 108,853		— — —	— — 65,000	$	— — 51,363

(1)
Includes amounts deferred pursuant to our 401(k) Plan.

(2)
2004 bonus payments were associated with the sale of our technology business in April 2004.

(3)
Mr. Lyon served as our Chief Executive Officer until April 1, 2005.

(4)
On April 15, 2004, Mr. Kennedy terminated his employment as Executive Vice President and Chief Operating Officer in connection with the sale of our technology business in April 2004.

(5)
On July 1, 2004, Mr. Sampson became Chief Financial Officer replacing Mr. Gorgol.

(6)
Other compensation represents payments for consulting services rendered by Mr. Sampson to the Company prior to his employment on June 1, 2004.

STOCK OPTIONS AND STOCK APPRECIATION RIGHTS

        The following table sets forth information concerning stock option grants made to each of the Named Executive Officers for the 2004 Fiscal Year, and the potential realizable value of those grants (on a pre-tax basis) determined in accordance with SEC rules. The information in this table shows how much the Named Executive Officers may eventually realize in future dollars under two hypothetical situations: if the price of the common stock increases 5% or 10% in value per year, compounded over the life of the options. These amounts represent assumed rates of appreciation, and are not intended to forecast future appreciation of the common stock.

        The Company granted no stock appreciation rights ("SARs") to Named Executive Officers during 2004.

OPTION GRANTS IN LAST FISCAL YEAR

	Individual Grants
					Potential Realizable Value at Assumed Annual Rates of Stock Price Appreciation for Option Term(2)
	Number of Securities Underlying Options Granted(3)	% of Total Options Granted to Employees in Fiscal Year
Name			Exercise Price Per Share(1)	Expiration Date
					5%	10%
John R. Lyon	50,000	8%	$1.38	12/14/2014	$43,395	$109,969
Michael H. Owens, M.D.	57,500	9%	$1.38	12/14/2014	$49,905	$126,467
Howard Sampson	40,000	6%	$1.61	06/17/2014	$40,501	$102,638
Howard Sampson	25,000	4%	$1.38	12/14/2014	$21,698	$54,984
John Kennedy	—	—	—	—	—	—
Stephen A. Gorgol	—	—	—	—	—	—

(1)
The exercise price per share of options granted represented the fair market value of the underlying shares of common stock on the dates the respective options were granted as determined by the Board in accordance with certain provisions of the 1997 Stock Option/Stock Issuance Plan based on the closing selling price per share of a share of common stock on the date in question as reported by the Nasdaq SmallCap Market. The exercise price may be paid in cash or in shares of common stock valued at fair market value on the exercise date or may be paid with the proceeds from a same-day sale of the purchased shares. We also have authority to finance the optionee's exercise of the option by loaning such individual, on a full-recourse basis, sufficient funds to cover the exercise price for the purchased shares, together with any federal and state withholding tax liability incurred by the optionee in connection with the option purchase.

(2)
The 5% and 10% assumed annual rates of compounded stock price appreciation are mandated by rules of the Commission. The price used for computing this appreciation is the exercise price of the options. There is no assurance provided to any executive officer or any other holder of our securities that the actual stock price appreciation over the 10-year option term will be at the assumed 5% or 10% levels or at any other defined level.

(3)
Each of the options granted have a maximum term of ten years measured from the applicable grant date, subject to earlier termination in the event of the optionee's cessation of service with us. Each of the options granted will become exercisable in equal monthly installments over the next 36 months of service thereafter. However, each of the options will immediately become exercisable for all of the option shares in the event we are acquired by a merger or asset sale, unless the options are assumed by the acquiring entity, or in the event there is a hostile change in control or ownership. The grant date for the options granted to the Named Executive Officers was December 14, 2004 with the exception of the grant to Mr. Sampson for 40,000 shares, which was granted on June 17, 2004.

OPTION EXERCISES AND HOLDINGS

        The following table provides information concerning option exercises during 2004 by the Named Executive Officers and the value of unexercised options held by each of the Named Executive Officers as of December 31, 2004. No SARs were exercised during 2004 or outstanding as of December 31, 2004.

AGGREGATE OPTION EXERCISES IN LAST FISCAL YEAR AND FISCAL YEAR-END OPTION VALUES

			Number of Securities Underlying Unexercised Options at December 31, 2004		Value of Unexercised In-The-Money Options At December 31, 2004(3)
Name	Shares Acquired on Exercise(#)	Value Realized(1)
			Exercisable(2)	Unexercisable	Exercisable(2)	Unexercisable
John R. Lyon	—	—	125,742	35,852	$14,633	$—
John Kennedy	—	—	55,008	2,992	—	—
Michael H. Owens, M.D.	—	—	48,945	68,555	—	—
Stephen A. Gorgol	—	—	41,732	5,768	—	—
Howard Sampson	—	—	19,855	45,145	—	—

(1)
"Value realized" is calculated on the basis of the fair market value of the common stock on the date of exercise minus the exercise price and does not necessarily indicate that the optionee sold such stock.

(2)
The options are immediately exercisable; however, any shares purchased upon exercise may be subject to rights of repurchase on our part, which lapse at various times over the next five years.

(3)
"Value" is defined as fair market price of the common stock at fiscal year-end ($1.06) less exercise price.

INDEMNIFICATION OBLIGATIONS

        We have entered into indemnification agreements with our directors and executive officers. Such agreements require us, among other things, to indemnify our officers and directors, other than for liabilities arising from willful misconduct of a culpable nature, and to advance their expenses incurred as a result of any proceedings against them as to which they could be indemnified.

        Our Second Restated Certificate of Incorporation eliminates, subject to certain exceptions, directors' personal liability to us or our stockholders for monetary damages for breaches of fiduciary duties. The Second Restated Certificate of Incorporation does not, however, eliminate or limit the personal liability of a director for (i) any breach of the director's duty of loyalty to us or our stockholders, (ii) acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) unlawful payments of dividends or unlawful stock repurchases or redemptions as provided in Section 174 of the Delaware General Corporation Law or (iv) any transaction from which the director derived an improper personal benefit.

        Our Restated Bylaws provide that we shall indemnify our directors and executive officers to the fullest extent permitted under the Delaware General Corporation Law and may indemnify our other officers, employees and other agents as set forth in the Delaware General Corporation Law.

        We believe that these provisions and agreements are necessary to attract and retain qualified directors and officers. We have obtained an insurance policy covering directors and officers for claims that such directors and officers may otherwise be required to pay or for which we are required to indemnify them, subject to certain exclusions

CHANGE OF CONTROL PROVISIONS

        Fifty percent of certain unvested shares subject to options outstanding to our executive officers will immediately vest if we are acquired by a merger or asset sale, unless our repurchase rights with respect to those shares are transferred to the acquiring entity. The other fifty percent of these shares vest if the employee is terminated without cause within two years of the merger or asset sale.

BOARD COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION

        It is the duty of the Compensation Committee to review and determine the salaries and bonuses of executive officers of the Company, including the Chief Executive Officer, and to establish the general compensation policies for such individuals. The Compensation Committee also has the sole and exclusive authority to make discretionary option grants to the Company's executive officers under the Company's 1997 Stock Option/Stock Issuance Plan.

        The Compensation Committee believes that the compensation programs for the Company's executive officers should reflect the Company's performance and the value created for the Company's stockholders. In addition, the compensation programs should support the short-term and long-term strategic goals and values of the Company and should reward individual contribution to the Company's success. The Company is engaged in a very competitive industry, and the Company's success depends upon its ability to attract and retain qualified executives through the competitive compensation packages it offers to such individuals.

        GENERAL COMPENSATION POLICY.    The Compensation Committee's policy is to provide the Company's executive officers with compensation opportunities that are based upon their personal performance, the financial performance of the Company and their contribution to that performance and which are competitive enough to attract and retain highly skilled individuals. Each executive officer's compensation package is comprised of three elements: (i) base salary that is competitive with the market and reflects individual performance; (ii) annual variable performance awards payable in cash and tied to the Company's achievement of performance goals and (iii) long-term stock-based incentive awards designed to strengthen the mutuality of interests between the executive officers and the Company's stockholders.

        FACTORS.    The principal factors that were taken into account in establishing each executive officer's compensation package for the 2004 fiscal year are described below. However, the Compensation Committee may in its discretion apply entirely different factors, such as different measures of financial performance, for future fiscal years.

        BASE SALARY.    In setting base salaries, the Compensation Committee reviewed published compensation survey data for its industry. The Committee also identified a group of companies for comparative compensation purposes for which it reviewed detailed compensation data incorporated into their proxy statements. The base salary for each officer reflects the salary levels for comparable positions in the published surveys and the comparative group of companies, as well as the individual's personal performance and internal alignment considerations. Each executive officer's base salary is adjusted each year on the basis of (i) the Compensation Committee's evaluation of the officer's personal performance for the year and (ii) the competitive marketplace for persons in comparable positions. The Company's performance and profitability may also be a factor in determining the base salaries of executive officers.

        ANNUAL INCENTIVES.    Annual incentives in the form of cash bonuses are awarded by the Compensation Committee based upon its evaluation of the performance of each executive officer and the achievement of the Company's performance goals during the year, which included revenue growth, operating income, earnings per share and product commercialization. In 2004, there were no annual incentive compensation awards made to the Named Executive Officers.

        LONG TERM INCENTIVES.    Generally, stock option grants are made annually by the Compensation Committee to each of the Company's executive officers. Each grant is designed to align the interests of the executive officer with those of the stockholders and provide each individual with a significant incentive to manage the Company from the perspective of an owner with an equity stake in the business. Each grant allows the officer to acquire shares of the Company's Common stock at a fixed price per share (the market price on the grant date) over a specified period of time (up to

10 years). Each option becomes exercisable in a series of installments over a three to five-year period, contingent upon the officer's continued employment with the Company. Accordingly, the option will provide a return to the executive officer only if he or she remains employed by the Company during the vesting period, and then only if the market price of the shares appreciates over the option term.

        The size of the option grant to each executive officer is set by the Compensation Committee at a level that is intended to create a meaningful opportunity for stock ownership based upon the individual's current position with the Company, the individual's personal performance in recent periods and his or her potential for future responsibility and promotion over the option term. The relevant weight given to each of these factors varies from individual to individual. The Compensation Committee has established certain guidelines with respect to the option grants made to the executive officers, but has the flexibility to make adjustments to those guidelines at its discretion.

        CEO COMPENSATION.    In setting the total compensation payable to Mr. Lyon, the Company's President and Chief Executive Officer for the 2004 fiscal year, the Compensation Committee sought to make that compensation competitive with the compensation paid to the chief executive officers of the companies in the surveyed group, while at the same time assuring that a significant percentage of compensation was tied to Company performance and achievement of its goals.

        The Compensation Committee did not adjust Mr. Lyon's base salary for the 2004 fiscal year over the 2003 fiscal year level.

        COMPLIANCE WITH INTERNAL REVENUE CODE SECTION 162(m).    The Compensation Committee has considered the potential impact of Section 162(m) of the Internal Revenue Code adopted under the Federal Revenue Reconciliation Act of 1993. Section 162(m) disallows a tax deduction for any publicly-held corporation for individual compensation exceeding $1 million in any taxable year for any of the Named Executive Officers, unless compensation is performance based. Since the targeted cash compensation of each of the Named Executive Officers is well below the $1 million threshold and the Compensation Committee believes that any options granted under the Company's stock option plan will meet the requirement of being performance based under the transition provisions provided in the regulations under Section 162(m), the Compensation Committee believes that Section 162(m) will not reduce the tax deduction available to the Company. The Company's policy is to qualify to the extent reasonable its executive officers' compensation for deductibility under applicable tax laws.

        It is the opinion of the Compensation Committee that the executive compensation policies and plans provide the necessary total remuneration program to properly align the Company's performance and the interests of the Company's stockholders through the use of competitive and equitable executive compensation in a balanced and reasonable manner, for both the short and long-term.

                      Submitted by the Compensation Committee
                      of the Company's Board of Directors.

                      Mr. DeHuff
                      Mr. Durham
                      Mr. Hornthal

STOCK PERFORMANCE GRAPH

        The graph depicted below shows a comparison of our cumulative total stockholder returns, the CRSP Total Return Index for the Nasdaq Stock Market (U.S. Companies) (the "Nasdaq Stock Market—U.S. Index") and the Nasdaq Medical Device Manufacturer Index. The graph covers the period from December 31, 1999 to December 31, 2004. The total return for our Common stock and each index assumes that $100 was invested on December 31, 1999 and that all dividends were reinvested, although dividends have not been declared on our Common stock. The stockholder return shown on the graph below is not necessarily indicative of future performance and we will not make or endorse any predictions as to future stockholder returns.

iVOW, Inc.
Nasdaq Medical Devices Index*
Nasdaq Stock Market—U.S. Index

*
Nasdaq Medical Devices, Instruments and Supplies, Manufacturers and Distributers Stocks

Notwithstanding anything to the contrary set forth in any of the Company's previous or future filings under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, that might incorporate this Proxy Statement or future filings made by the Company under those statutes, the Compensation Committee Report, the Audit Committee Report, Audit Committee Charter, reference to the independence of the Audit Committee members and Stock Performance Graph are not deemed filed with the Securities and Exchange Commission and shall not be deemed incorporated by reference into any of those prior filings or into any future filings made by the company under those statutes.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

        The Compensation Committee currently consists of Mr. DeHuff, Mr. Durham and Mr. Hornthal. The Compensation Committee administers the Company's benefit plans, reviews and administers all compensation arrangements for executive officers, and establishes and reviews general policies relating to the compensation and benefits of our officers and employees. There are no interlocking relationships between any of our executive officers and members of the Compensation Committee, on the one hand, and the executive officers and compensation committee of any other company, on the other hand, nor has any such interlocking relationship existed during fiscal year 2004.

SERIES A FINANCING

        In March 2003, we authorized and issued 1,000,000 shares of Series A Convertible Preferred Stock (the "Series A Shares"), which were created pursuant to the terms of a Certificate of Designations, for an aggregate of $950,000 in cash (the "Series A Financing"). In connection with the Series A Financing, the purchasers of Series A Shares were granted several significant rights senior to the rights of holders of our common stock. Among other rights, in the event of a liquidation, dissolution or winding up of our Company (including consolidations, mergers or other sales), holders of Series A Shares will be entitled to receive $3.80 per share, in preference to any distribution to the holders of common stock. Also, pursuant to the Certificate of Designations, we must obtain the consent of the holders of at least two-thirds of the outstanding Series A Shares in order to undertake certain actions, including significant capital expenditures and the issuance of equity securities. Additionally, for as long as Series A Shares remain outstanding beyond April 2004, the holders of Series A Shares will be entitled to elect the greater of (i) two members of our Board of Directors or (ii) 25% of the total members of our Board of Directors.

        In June 2004, we amended the Series A Certificate of Designations to allow us the right to issue equity securities for less than $2.00 per share. For that right, the Series A holders received 1,400,000 shares of Viking common stock valued at $28,000, and we redeemed 85,000 Series A Shares for $200,000. In addition, we have obtained the right to redeem an additional 300,000 Series A Shares at any time on or before January 15, 2006 for $500,000. The holders of the outstanding Series A Shares have the right to one vote for each share of common stock into which such Series A Shares could then be converted, and with respect to such vote, such holder shall have full voting rights and powers equal to the voting rights and powers of the holders of common stock.

        The holders of Series A Shares are entitled to receive dividends, out of any assets legally available therefore, prior and in preference to any declaration or payment of any cash dividend on the common stock, at the rate of $0.1425 per share per annum.

        Mr. Pancoast, one of our directors, participated in the Series A Financing by purchasing 447,368 Series A Shares of which 38,026 were converted to common stock in June 2004.

2004 COMMON STOCK AND WARRANT FINANCING

        In May 2004, we sold to a group of accredited investors 5,454,544 units of our securities for $0.85 per unit, each unit consisting of one share of common stock and one warrant to purchase one-half share of common stock, for aggregate gross proceeds of approximately $4.6 million, or $4.1 million net of expenses. The 2,727,272 warrant shares are exercisable at a price of $0.95 per share and expire in May 2009. As part of the May 2004 unit sale, we issued warrants to the placement agent to purchase up to 818,181 shares of our common stock of which 545,454 of these warrants are exercisable at a price of $1.02 per share and the remaining 272,727 warrants are exercisable at a price of $0.95 per share and expire in May 2009.

        Mr. Toney, one of our directors, is a Managing Member of MedCap Management & Research LLC, which is the General Partner of MedCap Partners L.P. MedCap Partners L.P. purchased a total of 1,880,542 units in the common stock and Warrant Financing. In addition, in connection with such financing, MedCap Partners L.P. nominated three of the directors currently serving on our Board of Directors, including James D. Durham, James Hornthal and C. Fred Toney.

2005 COMMON STOCK AND WARRANT FINANCING/SERIES A EXCHANGE

        As described in more detail in Proposal 2 above, the Company has solicited offers to purchase up to 8,333,333 units at an exercise price of $0.30 per unit (the "Units"), with each unit consisting of one share of common stock and one warrant to purchase one share of common stock. The Company has received Subscription Agreements from MedCap Partners L.P. and MedCap Master Fund, L.P., under which these funds have agreed to purchase an aggregate of 2,666,666 Units ($800,000). MedCap Partners participated in the Company's 2004 Common Stock and Warrant Financing, and as of March 31, 2005, was the beneficial owner of 33.6% of the Company's capital stock. C. Fred Toney, one of our directors, is a Managing Member of MedCap Management & Research LLC, which is the General Partner of MedCap Partners L.P. and MedCap Master Fund, L.P. In addition, two additional directors on the Company's Board, James D. Durham and James Hornthal, have investments in MedCap Partners, L.P. The Company has also received a Subscription Agreement from Michael H. Owens, M.D., the Company's President and Chief Executive Officer, to purchase 200,000 Units ($60,000). In addition, in connection with this financing, the holders of outstanding Series A Convertible Preferred Stock intend to exchange the 826,447 shares of outstanding Series A Preferred Stock into 1,246,086 Units, 526,447 shares of common stock and $126,174 in cash. Mr. Pancoast, one of the Company's directors, intends to participate in this Series A Exchange by converting his 409,342 shares of Series A Preferred Stock into 825,506 Units and 260,751 shares of common stock.

COMPLIANCE WITH SECTION 16(A) OF THE EXCHANGE ACT

        The members of the Board of Directors, our executive officers and persons who hold more than 10% of our outstanding Common stock are subject to the reporting requirements of Section 16(a) of the Securities Exchange Act of 1934 which require them to file reports with respect to their ownership of the common stock and their transactions in such Common stock. Based on a review of the copies of such reports furnished to us, or representations regarding the necessity to file such reports, we have identified the following failures to file reports: Messrs. DeHuff, Hornthal, Durham and Pancoast each missed the filing deadline for a report on Form 4 related to automatic stock option grants they received in connection with their service as directors of the Company. Each of these individuals have now filed the required reports on Form 4.

STOCKHOLDER PROPOSALS FOR 2006 ANNUAL MEETING

        The Company's Restated Bylaws provide that advance notice of a stockholder's proposal must be delivered to or mailed and received by the Secretary of the Company at the Company's principal executive offices not later than one hundred twenty (120) days prior to the anniversary of the mailing date of the proxy materials for the previous year's annual meeting. However, the Restated Bylaws also provide that in the event that no annual meeting was held in the previous year or the date of the annual meeting is advanced by more than 30 days from the date contemplated at the time of the previous year's proxy statement, this advance notice must be received a reasonable time before the solicitation is made. Each stockholder's notice must contain the following information as to each matter the stockholder proposes to bring before the annual meeting: (a) as to each person whom the stockholder proposes to nominate for election or reelection as a director all information relating to such person that is required to be disclosed pursuant to Regulation 14A under the Exchange Act (including such person's written consent to being named in the proxy statement as a nominee and to serving as a director if elected) and appropriate biographical information and a statement as to the qualification of the nominee; (b) as to any other business that the stockholder proposes to bring before the meeting, a brief description of the business desired to be brought before the meeting, the reasons for conducting such business at the meeting and any material interest in such business of such stockholder and the beneficial owner, if any, on whose behalf the proposal is made; and (c) as to the stockholder giving the notice and the beneficial owner, if any, on whose behalf the nomination or proposal is made (i) the name and address of such stockholder, as they appear on the Company's books, and of such beneficial owner and (ii) the class and number of shares of the Company which are owned beneficially and of record by such stockholder and such beneficial owner.

        A copy of the full text of the provisions of the Company's Restated Bylaws dealing with stockholder nominations and proposals is available to stockholders from the Secretary of the Company upon written request.

        Under the rules of the Securities and Exchange Commission, stockholders who wish to submit proposals for inclusion in the Proxy Statement of the Board of Directors for the 2006 Annual Meeting of Stockholders must submit such proposals so as to be received by the Company at 2101 Faraday Avenue, Carlsbad, California, 92008, on or before December 31, 2005. In addition, if the Company is not notified by December 31, 2005 of a proposal to be brought before the 2006 Annual Meeting by a stockholder, then proxies held by management may provide the discretion to vote against such proposal even though it is not discussed in the proxy statement for such meeting

ANNUAL REPORT AND OTHER INFORMATION

        Copies of our Form 10-K for the year ended December 31, 2004, as subsequently amended, and our Form 10-QSB for the fiscal quarter ended March 31, 2005 are available on the Securities and Exchange Commission's website at http://www.sec.gov and on our Company's website at http://www.ivow.com. They are also available upon request, without charge, at our offices by writing to iVOW, Inc., 2101 Faraday Avenue, Carlsbad, California 92008, Attn: Howard Sampson, Chief Financial Officer, or calling at (760) 603-9120.

        A copy of our Form 10-K for the year ended December 31, 2004, as subsequently amended, has been mailed concurrently with this Proxy Statement to all stockholders entitled to notice of and to vote at the Annual Meeting. In accordance with notices previously sent to many stockholders who hold their shares through a bank, broker or other holder of record (a "street-name stockholder") and share a single address, only one annual report and proxy statement is being delivered to that address unless contrary instructions from any stockholder at that address were received. This practice, known as "householding," is intended to reduce the Company's printing and postage costs. However, any such street-name stockholder residing at the same address who wishes to receive a separate copy of this Proxy Statement or accompanying Annual Report to Stockholders may request a copy by contacting the bank, broker or other holder of record, or the Company by telephone at: (760) 603-9120. The voting instruction sent to a street-name stockholder should provide information on how to request (1) householding of future Company materials or (2) separate materials if only one set of documents is being sent to a household. If it does not, a stockholder who would like to make one of these requests should contact the Company as indicated above.

THE BOARD OF DIRECTORS OF iVOW, INC.
Dated: June 27, 2005

YOU ARE CORDIALLY INVITED TO ATTEND THE ANNUAL MEETING IN PERSON. WHETHER OR NOT YOU PLAN TO ATTEND THE ANNUAL MEETING, YOU ARE REQUESTED TO SIGN AND RETURN THE ACCOMPANYING PROXY

APPENDIX A

iVOW, INC.
(F/K/A VISTA MEDICAL TECHNOLOGIES, INC.) (the "Company")
AMENDMENT TO 1997 STOCK OPTION/STOCK ISSUANCE PLAN (the "Plan")

        The following sets forth amendments to the Plan approved by the Company's Board of Directors on June 10, 2005 pursuant to Sections 141 and 144 of the Delaware General Corporation Law and by the Company's stockholders on July    , 2005 pursuant to Section 216 of the Delaware General Corporation Law:

  1.
  Section V.A of Article One of the Plan is amended in its entirety to read as follows:

      "A. The stock issuable under the Plan shall be shares of authorized but unissued or reacquired Common Stock, including shares repurchased by the Corporation on the open market. The maximum number of shares of Common Stock reserved for issuance over the term of the Plan shall not exceed 4,000,000 shares."

  2.
  Section III.D of Article Five of the Plan is amended in its entirety to read as follows:

      "D. The Plan shall terminate upon the EARLIEST of (i) December 31, 2015, (ii) the date on which all shares available for issuance under the Plan shall have been issued as fully-vested shares or (iii) the termination of all outstanding options in connection with a Corporate Transaction. Upon such plan termination, all outstanding option grants and unvested stock issuances shall thereafter continue to have force and effect in accordance with the provisions of the documents evidencing such grants or issuances."

  3.
  Section V.A of Article One of the Plan is amended by adding the following provisions immediately following the first paragraph of Section V.A. of Article One:

      "The maximum number of shares of Common Stock reserved for issuance shall be cumulatively increased on January 1, 2006 and each January 1 thereafter for 9 more years, by a number of shares equal to the least of (a) 2% of the number of shares of Common Stock issued and outstanding on the immediately preceding December 31, (b) 1,500,000 shares, and (c) a number of shares set by the Board."

  4.
  Except as specifically otherwise modified herein, the Plan is unchanged and remains in full force and effect.

APPENDIX B

iVOW, INC.
(F/K/A VISTA MEDICAL TECHNOLOGIES, INC.) (the "Company")
AMENDMENTS TO EMPLOYEE STOCK PURCHASE PLAN (the "Purchase Plan")

        The following sets forth amendments to the Purchase Plan approved by the Company's Board of Directors on June 10, 2005 pursuant to Sections 141 and 144 of the Delaware General Corporation Law and by the Company's stockholders on July    , 2005 pursuant to Section 216 of the Delaware General Corporation Law:

  1.
  Section A of Article III of the Purchase Plan is hereby amended in its entirety to read as follows:

      "A. The stock purchasable under the Plan shall be shares of authorized but unissued or reacquired Common Stock, including shares of Common Stock purchased on the open market. The maximum number of shares of Common Stock which may be issued over the term of the Plan shall not exceed Three Hundred Thousand (300,000) shares."

  2.
  Section B of Article IX of the Purchase Plan is hereby amended in its entirety to read as follows:

      "B. Unless sooner terminated by the Board, the Plan shall terminate upon the EARLIEST of (i) the last business day in December 2015, (ii) the date on which all shares available for issuance under the Plan shall have been sold pursuant to purchase rights exercised under the Plan or (iii) the date on which all purchase rights are exercised in connection with a Corporate Transaction. No further purchase rights shall be granted or exercised, and no future payroll deductions shall be collected, under the Plan following such termination."

  3.
  Except as specifically otherwise modified herein, the Purchase Plan is unchanged and remains in full force and effect.

APPENDIX C

CERTIFICATE OF AMENDMENT
OF SECOND RESTATED CERTIFICATE OF INCORPORATION
OF IVOW, INC.

(Pursuant to Section 242 of the
Delaware General Corporation Law)

        iVOW, Inc. (the "Corporation"), a corporation organized and existing under the General Corporation Law of the State of Delaware, by its duly authorized officers, does hereby certify:

        FIRST: That the Board of Directors of the Corporation has determined that it is in the best interests of the Corporation and its stockholders to increase the number of authorized shares of common stock from 35,000,000 shares to 70,000,000 shares. To this end, the Board of Directors has duly adopted resolutions (i) authorizing the Corporation to execute and file with the Secretary of State of the State of Delaware an amendment of the Corporation's Second Restated Certificate of Incorporation to increase the authorized number of shares of common stock; and (ii) declaring such amendment to be advisable for the Corporation and its stockholders and within the discretion granted to the Board of Directors by the stockholders.

        SECOND: That the stockholders of the Corporation have authorized and approved the amendment in accordance with Section 216 of the Delaware General Corporation Law.

        THIRD: That the amendment was duly adopted in accordance with the provisions of Section 242 of the Delaware General Corporation Law by the Board of Directors and stockholders of the Corporation.

        FOURTH: That the capital of the Corporation shall not be reduced under or by reason of said amendment.

        FIFTH: That upon the effectiveness of this Certificate of Amendment of Second Restated Certificate of Incorporation, and at such time section (A) of Article IV of the Second Restated Certificate of Incorporation shall be amended such that, as amended, said section shall read in its entirety as follows:

    "(A) CLASSES OF STOCK. This Corporation is authorized to issue two classes of stock, denominated Common Stock and Preferred Stock. The Common Stock shall have a par value of $0.01 per share and the Preferred Stock shall have a par value of $0.01 per share. The total number of shares of Common Stock which the Corporation is authorized to issue is Seventy Million (70,000,000), and the total number of shares of Preferred Stock that this Corporation is authorized to issue is Five Million (5,000,000), which shares of Preferred Stock shall be undesignated as to series."

        IN WITNESS WHEREOF, the Corporation has caused this Certificate of Amendment of Second Restated Certificate of Incorporation to be executed by Michael H. Owens, M.D., its Chief Executive Officer and President, this            th day of                        , 2005.

iVOW, INC.
By:
Michael H. Owens, M.D. Chief Executive Officer and President

APPENDIX D

CERTIFICATE OF AMENDMENT
OF SECOND RESTATED CERTIFICATE OF INCORPORATION
OF IVOW, INC.

(Pursuant to Section 242 of the
Delaware General Corporation Law)

        iVOW, Inc. (the "Corporation"), a corporation organized and existing under the General Corporation Law of the State of Delaware, by its duly authorized officers, does hereby certify:

        FIRST: That the Board of Directors of the Corporation has determined that it is in the best interests of the Corporation and its stockholders to effect a reverse stock split (the "Reverse Split") of the Corporation's issued and outstanding Common Stock at a ratio for such stock split that is not less than 2:1 nor greater than 10:1. To this end, the Board of Directors has duly adopted resolutions (i) authorizing the Corporation to execute and file with the Secretary of State of the State of Delaware an amendment of the Corporation's Second Restated Certificate of Incorporation to effect the Reverse Split; and (ii) declaring such amendment to be advisable for the Corporation and its stockholders and within the discretion granted to the Board of Directors by the stockholders.

        SECOND: That the stockholders of the Corporation have authorized and approved the amendment in accordance with Section 216 of the Delaware General Corporation Law.

        THIRD: That the amendment was duly adopted in accordance with the provisions of Section 242 of the Delaware General Corporation Law by the Board of Directors and stockholders of the Corporation.

        FOURTH: That the capital of the Corporation shall not be reduced under or by reason of said amendment.

        FIFTH: That upon the effectiveness of this Certificate of Amendment of Second Restated Certificate of Incorporation, and at such time section (A) of Article IV of the Second Restated Certificate of Incorporation shall be amended such that the following paragraph shall be added as the second paragraph of section (A) of Article IV immediately following the first paragraph of such section, as such section has been amended as of such date:

  "Upon the close of trading on The Nasdaq SmallCap Market on the date the Corporation files this Certificate of Amendment with the Secretary of State of the State of Delaware (the "Effective Time"), each            shares of the Common Stock, par value $0.01 per share, of the Corporation issued and outstanding or held in treasury at the Effective Time shall be reclassified as and changed into one (1) share of Common Stock, par value $0.01 per share, of the Corporation, without any action by the holders thereof. In lieu of any fractional shares to which a holder of shares of Common Stock of the Corporation would be otherwise entitled, the Corporation shall pay in cash, without interest, an amount equal to such fractional interest (after taking into account and aggregating all shares of Common Stock then held by such holder) multiplied by the sale price of the Common Stock as last reported on The Nasdaq SmallCap Market on the day of the Effective Time (determined on a post-split basis)."

        IN WITNESS WHEREOF, the Corporation has caused this Certificate of Amendment of Second Restated Certificate of Incorporation to be executed by Michael H. Owens, M.D., its Chief Executive Officer and President, this            th day of                        , 2005.

iVOW, INC.
By:	Michael H. Owens, M.D. Chief Executive Officer and President

iVOW, INC.
2101 Faraday Avenue
Carlsbad, CA 92008

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

        The undersigned hereby constitutes and appoints Michael H. Owens, M.D. and Howard Sampson, and each of them, with power to act without the other and with power of substitution, as proxy holders and attorneys-in-fact and hereby authorizes them to represent and vote, as provided on the other side, all the shares of common stock and Series A Convertible Preferred Stock of iVOW, Inc. which the undersigned is entitled to vote at the Annual Meeting of stockholders of iVOW, Inc. to be held on July 19, 2005 at 10:00 a.m., Pacific Daylight Time, or any adjournments or postponements thereof, with all powers which the undersigned would possess if present at the Annual Meeting.

        This proxy, when properly executed, will be voted in the manner you direct or, if no contrary direction is made, your proxy will be voted FOR the proposals described in the enclosed Proxy Statement and in the discretion of the proxy holders on all other matters that may properly come before the Annual Meeting, or any adjournments or postponements thereof.

PLEASE MARK, SIGN, DATE AND RETURN THIS PROXY CARD PROMPTLY
USING THE ENCLOSED ENVELOPE.

YOUR VOTE IS IMPORTANT! PLEASE VOTE.

(Continued and to be marked, dated and signed, on the reverse side)

Proposal 1:	Elect Class I directors
	☐ For All Nominees	☐ Withhold Authority For All Nominees	☐ For All Except (see instructions below)
Class I Nominees Scott R. Pancoast C. Fred Toney
INSTRUCTIONS: To withhold authority to vote for any individual nominee(s), mark "For All Except" and write the name(s) you wish to withhold authority from below.

Proposal 2:	Approve the issuance of the Company's securities representing more than 20% of the outstanding voting power of the Company in connection with a private placement financing
	☐ Vote For	☐ Vote Against	☐ Abstain
Proposal 3:	Approve the amendments to the Company's 1997 Stock Option/Stock Issuance Plan
	☐ Vote For	☐ Vote Against	☐ Abstain
Proposal 4:	Approve the amendments to the Company's 1997 Employee Stock Purchase Plan
	☐ Vote For	☐ Vote Against	☐ Abstain
Proposal 5:	Approve an amendment to the Company's Second Restated Certificate of Incorporation to increase the authorized shares of Common Stock from 35,000,000 to 70,000,000 shares
	☐ Vote For	☐ Vote Against	☐ Abstain
Proposal 6:
Approve the authority of the Board of Directors of the Company to effect a reverse split of the Company's Common Stock by filing a Certificate of Amendment to the Company's Second Restated Certificate of Incorporation
	☐ Vote For	☐ Vote Against	☐ Abstain
Proposal 7:	Ratification of J. H. Cohn LLP as independent auditors
	☐ Vote For	☐ Vote Against	☐ Abstain
Proposal 8:	To transact such other business as may properly come before the Annual Meeting, or any adjournments or postponements thereof
	☐ Vote For	☐ Vote Against	☐ Abstain
Date:
Name of Stockholder(s) on Certificate
Signature of Stockholder(s)
Title (if applicable)

This proxy must be signed exactly as the name appears herein. When shares are held jointly, each holder should sign. When signing as executor, administrator, attorney, trustee or guardian, please give full title as such. If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such. If signer is a partnership, please sign in partnership name by authorized person.

THANK YOU FOR VOTING

QuickLinks

iVOW, Inc. 2101 Faraday Avenue Carlsbad, CA 92008
YOUR VOTE IS IMPORTANT
iVOW, Inc. 2101 Faraday Avenue Carlsbad, California 92008
NOTICE OF ANNUAL MEETING OF STOCKHOLDERS TO BE HELD JULY 19, 2005
iVOW, Inc. 2101 Faraday Avenue Carlsbad, California 92008 (760) 603-9120 PROXY STATEMENT For the Annual Meeting of Stockholders To Be Held July 19, 2005
PURPOSE OF THE MEETING
VOTING RIGHTS AND SOLICITATION
PROXIES
PROPOSAL 1 ELECTION OF DIRECTORS
PROPOSAL 2 AUTHORIZATION AND APPROVAL OF THE ISSUANCE OF COMMON STOCK REPRESENTING MORE THAN 20% OF THE COMPANY'S OUTSTANDING SHARES
PROPOSAL 3 APPROVAL OF AMENDMENT TO THE 1997 STOCK OPTION/STOCK ISSUANCE PLAN
PROPOSAL 4 APPROVAL OF AN AMENDMENT TO THE COMPANY'S 1997 EMPLOYEE STOCK PURCHASE PLAN
PROPOSAL 5 APPROVAL OF AN AMENDMENT TO THE CERTIFICATE OF INCORPORATION TO INCREASE THE AUTHORIZED COMMON STOCK
PROPOSAL 6 APPROVAL TO GIVE THE BOARD OF DIRECTORS THE AUTHORITY, AT ITS DISCRETION, TO EFFECT A REVERSE SPLIT OF THE COMPANY'S COMMON STOCK
PROPOSAL 7 RATIFICATION OF THE SELECTION OF INDEPENDENT AUDITORS
PROPOSAL 8 TRANSACTION OF OTHER MATTERS
GOVERNANCE OF THE COMPANY
OWNERSHIP OF SECURITIES
EXECUTIVE OFFICERS
EXECUTIVE COMPENSATION AND OTHER INFORMATION
STOCK PERFORMANCE GRAPH
CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS
COMPLIANCE WITH SECTION 16(A) OF THE EXCHANGE ACT
STOCKHOLDER PROPOSALS FOR 2006 ANNUAL MEETING
ANNUAL REPORT AND OTHER INFORMATION
APPENDIX A
APPENDIX B
APPENDIX C
APPENDIX D CERTIFICATE OF AMENDMENT OF SECOND RESTATED CERTIFICATE OF INCORPORATION OF IVOW, INC. (Pursuant to Section 242 of the Delaware General Corporation Law)